UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under to §240.14a-12

INTERNATIONAL TOWER HILL MINES LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INTERNATIONAL TOWER HILL MINES LTD.

SUITE 1570, 200 BURRARD STREET VANCOUVER, BC V6C 3L6

TEL: 604-683-6332

FAX: 604-408-7499

NOTICE OF 2024 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held May 29, 2024

To the Shareholders of INTERNATIONAL TOWER HILL MINES LTD.:

NOTICE IS HEREBY GIVEN that the 2024 Annual General and Special Meeting (the “Meeting”) of the shareholders of International Tower Hill Mines Ltd. (the “Company”) will be held at the offices of McCarthy Tetrault LLP, Suite 2400 - 745 Thurlow Street, Vancouver, British Columbia, on Wednesday, May 29, 2024, at 9:30 a.m. (Pacific Daylight Time), for the following purposes:

1.	To receive the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2023 (with comparative statements relating to the preceding fiscal period) together with the report of the auditor thereon;

2.	To elect each of the six persons named in the Company’s Information Circular/Proxy Statement as directors of the Company, to hold office until the Company’s next annual general meeting of shareholders or until such director’s successor is elected and qualified;

3.	To appoint Davidson & Company LLP as auditors/independent registered public accountants of the Company for the fiscal year ending December 31, 2024 and to authorize the Company’s board of directors to fix the auditors’ remuneration;

4.	To conduct an advisory vote on the compensation of the named executive officers;

5.	To re-approve the Company’s 2017 Deferred Share Unit Incentive Plan and approve any unallocated deferred share units or entitlements issuable pursuant to such plan;

6.	To re-approve the Company’s 2006 Incentive Stock Option Plan and approve any unallocated options issuable pursuant to such plan; and

7.	To transact any other business that may properly come before the Meeting and any postponements or adjournments thereof.

The Company has fixed the close of business on April 11, 2024 as the record date for the determination of shareholders who are entitled to receive notice of, and to vote at, the Meeting. The transfer books of the Company will not be closed. Only shareholders of record as of the close of business on April 11, 2024 are entitled to receive notice of and to vote at the Meeting and any postponements or adjournments thereof. The accompanying Information Circular/Proxy Statement provides additional information relating to the matters to be dealt with at the Meeting and is incorporated into this notice. It is important that your Common Shares are represented and voted at the Meeting. For that reason, whether or not you expect to attend in person, please vote your Common Shares by mail, telephone or through the Internet as detailed in the Information Circular/Proxy Statement, Notice and Access Notice and Proxy/Voting Instruction Form.

Shareholders are strongly encouraged to vote their Common Shares in advance of the Meeting. Instructions for voting your Common Shares in advance of the Meeting by mail, telephone or through the Internet are detailed in the accompanying Information Circular/Proxy Statement. Shareholders who wish to observe proceedings at the Meeting will be able to join the Meeting in person or by conference call at +1-866-832-4451 or +1-416-406-3844, access code 8766704. The only matters addressed at the Meeting will be the formal business of the Meeting described in this Notice. There will not be a follow-up corporate presentation or question period provided by management or the Chair of the Board.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Debbie Evans
Debbie Evans,
Corporate Secretary

Vancouver, British Columbia, Canada

April 11, 2024

Important Notice Regarding the Availability of Proxy Materials

for the Annual General and Special Meeting of Shareholders to be Held on May 29, 2024:

The Proxy Statement and 2023 Annual Report to Shareholders are available at the Company’s website: www.ithmines.com

INTERNATIONAL TOWER HILL MINES LTD.

SUITE 1570, 200 BURRARD STREET VANCOUVER, BC V6C 3L6

TEL: 604-683-6332

FAX: 604-408-7499

INFORMATION CIRCULAR/PROXY STATEMENT

2024 Annual General and Special Meeting

(Information is as at April 11, 2024 except as indicated)

This information circular/proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies on behalf of management and by the board of directors (the “Board”) of INTERNATIONAL TOWER HILL MINES LTD. (the “Company”) for use at the 2024 Annual General and Special Meeting of Shareholders (the “Meeting”) to be held at the offices of McCarthy Tetrault LLP, Suite 2400 - 745 Thurlow Street, Vancouver, British Columbia, on Wednesday, May 29, 2024, at the hour of 9:30 a.m. (Pacific Daylight Time), or any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and the accompanying proxy/voting instruction form are first being sent to shareholders beginning on or about April 19, 2024.

All dollar amounts used herein are in U.S. dollars unless otherwise noted. References to C$ or CAD represent amounts denominated in Canadian dollars.

At the Meeting, shareholders will vote on the following matters, as well as any other business properly brought before the Meeting:

•	Proposal One: To elect as directors of the Company each of the six nominees named in this Proxy Statement. The Board recommends a vote FOR each of these nominees.

•	Proposal Two: To appoint Davidson & Company LLP as the Company’s auditors/independent registered public accountants for the fiscal year ending December 31, 2024 and to authorize the Board to fix the auditors’ remuneration. The Board recommends a vote FOR this proposal.

•	Proposal Three: To provide advisory approval of the compensation of the Company’s named executive officers. The Board recommends a vote FOR this proposal.

•	Proposal Four: To re-approve the Company’s 2017 Deferred Share Unit Incentive Plan (the “DSU Plan”) and approve any unallocated deferred share units or entitlements issuable pursuant to such plan. The Board recommends a vote FOR this proposal.

•	Proposal Five: To re-approve the Company’s 2006 Incentive Stock Option Plan (the “Stock Option Plan”) and approve any unallocated options issuable pursuant to such plan. The Board recommends a vote FOR this proposal.

VOTING AT THE ANNUAL GENERAL AND SPECIAL MEETING

The only voting securities of the Company are its common shares without par value (the “Common Shares”). Only holders of record of Common Shares at the close of business on April 11, 2024 (the “Record Date”), the date selected as the record date by the Board, are entitled to receive notice of, and to vote at, the Meeting. The holders of Common Shares are entitled to one vote per share on each matter submitted to a vote of the shareholders. The Common Shares will vote together as a single class on all matters to be considered at the Meeting. At the close of business on April 11, 2024, 199,693,442 Common Shares were outstanding and entitled to vote.

On a show of hands, every individual who is present as a registered shareholder or as a duly appointed representative of one or more registered corporate shareholders, will have one vote. On a poll, every registered shareholder present in person or represented by a validly appointed proxyholder, and every person who is a duly appointed representative of one or more corporate registered shareholders, will have one vote for each Common Share registered in the name of the applicable shareholder on the list of shareholders, which is available for inspection during normal business hours at Computershare Investor Services Inc. and will be available at the Meeting.

A quorum for the transaction of business at the Meeting or any adjournment or postponement thereof is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued and outstanding Common Shares. Abstentions and broker non-votes are counted as present to determine whether there is a quorum for the Meeting. A broker non-vote occurs if a shareholder does not provide the record holder of their shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the record holder does not have discretionary voting authority to vote on the matter without instructions from such shareholder.

Subject to the Company’s Majority Voting in Director Elections Policy (see “Statement of Corporate Governance Practices – Majority Voting Policy” on page 15):

(a)	if the number of directors fixed for the time being by the shareholders is the same as the number of nominees standing for election as a director, a nominee is elected as a director by virtue of receiving at least one vote “For”; and

(b)	if the number of directors fixed for the time being by the shareholders is less than the number of nominees standing for election as a director, then the number of nominees equal to the number of directors fixed for the time being who receive the highest proportion of votes cast will be elected as directors.

The allowable votes with respect to the election of directors (Proposal One) are “For” and “Withhold.” “Withhold” votes are only relevant in connection with the Company’s Majority Voting in Director Elections Policy (see “Statement of Corporate Governance Practices – Majority Voting Policy” on page 15). Directors are elected individually, and cumulative voting is not permitted in the election of directors. Broker non-votes are not relevant to and will have no effect on this proposal regarding the election of directors.

With respect to the appointment of the auditors (Proposal Two), the allowable votes are “For” and “Withhold.” “Withhold” votes do not represent “Against” votes. Accordingly, a single vote “For” will be sufficient to appoint Davidson & Company LLP, who is proposed by the Company’s Audit Committee for appointment, as the Company’s auditors/independent registered public accountants for the fiscal year ending December 31, 2024.

With respect to the advisory vote on the compensation of the named executive officers (Proposal Three), re-approval of the DSU Plan (Proposal Four), and re-approval of the Stock Option Plan (Proposal Five), a simple majority (50% +1) of the votes eligible to vote at the Meeting and actually voted on the proposal is required to approve the matter. The allowable votes with respect to Proposal Four are “For” and “Against.”

For all proposals, abstentions and broker non-votes will be counted as present at the Meeting but will not have any effect on the outcome of these matters.

The holders of Common Shares are not entitled to appraisal or dissenters’ rights with respect to any of the matters to be considered at the Meeting.

REVOCABILITY OF PROXY

In addition to revocation in any other manner permitted by law, you may revoke an executed and deposited proxy by (a) except to the extent otherwise noted on such later proxy, signing a new proxy bearing a later date and depositing it at the place and within the time required for the deposit of proxies, (b) signing and dating a written notice of revocation (in the same manner as a proxy is required to be executed, as set out in the notes to the proxy) and either depositing it at the place and within the time required for the deposit of proxies or with the Chair of the Meeting on the day of the Meeting prior to the commencement of the Meeting, or (c) registering with the scrutineer at the Meeting as a registered shareholder present in person and indicating you wish to revoke any previously deposited proxy, whereupon any proxy you have previously executed and deposited will be deemed to have been revoked.

Only registered shareholders have the right to revoke a proxy. If you are not a registered shareholder and you wish to change your vote, you must, at least seven days before the Meeting, arrange for the intermediary which holds your Common Shares to revoke the proxy given by them on your behalf.

A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

PERSONS MAKING THE SOLICITATION AND SOLICITATION COSTS

The enclosed proxy is solicited by management of the Company and the Board. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made, without special compensation, by the Company’s officers or employees. The Company may reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for their reasonable out-of-pocket expenses incurred in forwarding proxy materials and obtaining authorization from their principals to execute proxies. No solicitation will be made by specifically engaged employees or soliciting agents. Except as detailed under “Non-Registered Shareholders” below, all costs of the solicitation of proxies will be borne by the Company. None of the directors have advised that they intend to oppose any action intended to be taken by the Company as set forth in this Proxy Statement.

The contents and the sending of this Proxy Statement have been approved by the Board.

PROXY INSTRUCTIONS

All of the persons named in the accompanying proxy are current directors or officers of the Company. If a shareholder wishes to appoint some other person (who need not be a shareholder) to represent that shareholder at the Meeting, the shareholder may do so either by (i) striking out the printed names and inserting the desired person’s name in the blank space provided in the proxy or (ii) completing another proper proxy and, in either case, delivering the completed and executed proxy to the Company’s transfer agent, Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, by not later than 9:30 a.m. (Pacific Daylight Time) on Monday, May 27, 2024 or, in the event the Meeting is postponed or adjourned, not less than two business days prior to the day set for the recommencement of such postponed or adjourned Meeting. Proxies delivered after such times will not be accepted or acted upon.

To be valid, the proxy must be dated and be signed by the shareholder or by a duly appointed attorney for such shareholder, or, if the shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer. If a proxy is signed by a person other than the registered shareholder, or by an officer of a registered corporate shareholder, the Chair of the Meeting may require evidence of the authority of such person to sign before accepting such proxy.

THE SHARES REPRESENTED BY A PROXY WILL BE VOTED OR WITHHELD FROM VOTING BY THE PROXYHOLDER IN ACCORDANCE WITH THE INSTRUCTIONS OF THE PERSON APPOINTING THE PROXYHOLDER ON ANY BALLOT THAT MAY BE CALLED FOR AND, IF A CHOICE HAS BEEN SPECIFIED WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE SHARES WILL BE VOTED ACCORDINGLY.

If a choice with respect to any proposal is not specified or if more than one choice has been specified for the same proposal, the person appointed proxyholder will vote the securities represented by the proxy as recommended by the Board. These recommendations are: FOR the election of all the nominees for director named in this Proxy Statement, FOR the appointment of Davidson & Company LLP as the Company’s auditor/independent registered public accountants for the fiscal year ending December 31, 2024, FOR approval, on a non-binding advisory basis, of the compensation of the named executive officers, FOR the re-approval of the DSU Plan, and FOR re-approval of the Stock Option Plan.

The enclosed proxy, when properly completed and delivered and not revoked, confers discretionary authority upon the person(s) appointed proxyholder(s) thereunder to vote with respect to any amendments or variations of matters identified in the Notice of Meeting or any other matters which may properly come before the Meeting. At the time of the printing of this Proxy Statement, the Company knows of no such amendment, variation or other matter which may be presented to the Meeting.

NON-REGISTERED SHAREHOLDERS

The information set out in this section is important to many shareholders as a substantial number of shareholders do not hold their Common Shares in their own name.

Only registered shareholders or duly appointed proxyholders for registered shareholders are permitted to vote at the Meeting. Most of the shareholders of the Company are “non-registered” shareholders because the Common Shares they own are not registered in their names but are instead registered in the name of (or the name of a nominee of) the brokerage firm, bank, or trust company through which they purchased the Common Shares. More particularly, a person is not a registered shareholder in respect of Common Shares which are held on behalf of that person (the “Non-Registered Holder”) but which are registered either (a) in the name of an intermediary (the “Intermediary”) that the Non-Registered Holder deals with in respect of the Common Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans) or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited in Canada or Depositary Trust and Clearing Corporation in the United States) of which the Intermediary is a participant. In accordance with the “Notice and Access” provisions of National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators, the Company has distributed Proxies/Voting Instruction Forms together with a notice with information on how Non-Registered Holders may access the Notice of Meeting and Proxy Statement electronically (collectively referred to as the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use third-party independent service companies to forward the Meeting Materials to Non-Registered Holders. Generally, if you are a Non-Registered Holder and you have not waived the right to receive the Meeting Materials you will either:

(a)	be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted to the number of Common Shares beneficially owned by you, but which is otherwise not complete. Because the Intermediary has already signed the proxy, this proxy is not required to be signed by you when submitting it. In this case, if you wish to submit a proxy you should otherwise properly complete the executed proxy provided and deposit it with the Company’s Registrar and Transfer Agent, Computershare Investor Services Inc., as provided above; or

(b)	more typically, be given a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy authorization form” or “voting instruction form”) which the Intermediary must follow. Typically, the proxy authorization form will consist of a one-page pre-printed form. Sometimes, instead of the one-page pre-printed form, the proxy authorization form will consist of a regular printed proxy accompanied by a page of instructions that contains a removable label containing a bar-code and other information. In order for the proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the proxy, properly complete and sign the proxy and return it to the Intermediary or its service company (not the Company or Computershare Investor Services Inc.) in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Common Shares that they beneficially own. If you are a Non-Registered Holder and you wish to vote at the Meeting in person as proxyholder for the Common Shares owned by you, you should strike out the names of the management-designated proxyholders named in the proxy authorization form or voting instruction form and insert your name in the blank space provided. In either case, you should carefully follow the instructions of your Intermediary, including when and where the proxy authorization form or voting instruction form is to be delivered.

The Meeting Materials are being sent to both registered shareholders and Non-Registered Holders who have not objected to the Intermediary through which their Common Shares are held disclosing ownership information about themselves to the Company (“NOBOs”). If you are a NOBO, and the Company or its agent has sent these materials to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary on your behalf.

If you are a Non-Registered Holder who has objected to the Intermediary through which your Common Shares are held disclosing ownership information about you to the Company (an “OBO”), you should be aware that the Company does not intend to pay for Intermediaries to forward the Meeting Materials, including proxies or voting information forms, to OBOs and therefore an OBO will not receive the Meeting Materials unless that OBO’s Intermediary assumes the cost of delivery.

DELIVERY OF SHAREHOLDER DOCUMENTS

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. A number of brokers with account holders who are Company shareholders may be householding our proxy materials, to the extent such shareholders have given their prior express or implied consent in accordance with SEC rules. A single set of Meeting Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or Company otherwise when you receive the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker or the Company to discontinue householding and direct your written request to receive a separate set of Meeting Materials to the Company at: International Tower Hill Mines Ltd., Suite 1570 – 200 Burrard Street, Vancouver, British Columbia, Canada, V6C 3L6, or by calling 604-683-6332, and we will promptly deliver a separate set of Meeting Materials per your request. Shareholders who currently receive multiple copies of the Meeting Materials at their address and would like to request householding of their communications should contact their broker or the Company using the information provided above.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Other than as disclosed elsewhere in this Proxy Statement, no director or executive officer, no proposed nominee for election as a director, no person who has been a director or executive officer since the commencement of the Company’s last financial year and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

PROPOSAL ONE – ELECTION OF DIRECTORS

The directors of the Company are elected at each annual general meeting of shareholders to hold office until the next annual general meeting of shareholders or until their successors are duly elected or appointed, unless their office is earlier vacated in accordance with the Business Corporations Act (British Columbia) (“BCBCA”). Since the 2023 Annual General Meeting of Shareholders, no fees have been paid to any third party to identify or evaluate a potential director nominee.

Information concerning the nominees for election as directors is set forth below under “Directors and Officers – Nominees for the Board.” In the absence of instructions to the contrary, the Common Shares represented by proxies will be voted FOR each of the nominees listed below. Management does not contemplate that any of the nominees will be unable to serve as a director. All nominees are current directors of the Company.

Vote Required for Approval

Subject to the Company’s Majority Voting in Director Elections Policy (see “Statement of Corporate Governance Practices – Majority Voting Policy” on page 15):

(a)	if the number of directors fixed for the time being by the shareholders is the same as the number of nominees standing for election as a director, a nominee is elected as a director by virtue of receiving at least one vote “For”; and

(b)	if the number of directors fixed for the time being by the shareholders is less than the number of nominees standing for election as a director, then the number of nominees equal to the number of directors fixed for the time being who receive the highest proportion of votes cast will be elected as directors.

The allowable votes with respect to the election of directors (Proposal One) are “For” and “Withhold”. “Withhold” votes are only relevant in connection with the Company’s Majority Voting in Director Elections Policy (see “Statement of Corporate Governance Practices – Majority Voting Policy” on page 15). Directors are elected individually, and cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes are not relevant to and will have no effect on this proposal regarding the election of directors.

The director nominees are Dr. Edel Tully and Messrs. Anton Drescher, Karl Hanneman, Stuart Harshaw, Marcelo Kim, and Thomas Weng.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

DIRECTORS AND OFFICERS

The following table sets forth certain information with respect to current directors and executive officers of the Company as of April 11, 2024.

Name and Residence	Age	Position	Director Since	Current or Former Public Company Directorships	Stock Exchange
Anton Drescher British Columbia, Canada	67	Director	October 1, 1991

CENTR Brands Corp. (current)

Oculus VisionTech Inc. (current)
Xiana Mining Inc. (current)

ZEB Nickel Corp. (formerly Blue Rhino Capital Corp.) (former)

Corvus Gold Inc (former)

Lamaska Capital Corp. (former)

					CSE TSXV, OTC Bulletin Board TSXV (suspended) TSXV TSX, Nasdaq TSXV
Stuart Harshaw Ontario, Canada	56	Director	April 1, 2018	Nickel Creek Platinum Corp. (current) Platinum Group Metals Ltd. (current) Constantine Metal Resources Ltd. (former) FPX Nickel Corp. (former)	TSX TSX, NYSE American TSXV TSXV
Marcelo Kim New York, USA	37	Director (Chair)	December 28, 2016	Perpetua Resources Corp. (formerly Midas Gold Corp.) (current)	TSX, Nasdaq
Tully, Edel Dublin, Ireland	44	Director	June 18, 2023	N/A	N/A
Thomas Weng New Jersey, USA	55	Director (Lead Independent Director)	August 5, 2013	Hycroft Mining Holding Corp. (current) Jaguar Mining Inc. (current)	Nasdaq TSX
Karl Hanneman Alaska, USA	66	Director & CEO	May 30, 2018	Gatos Silver, Inc. (current) Northrim BanCorp, Inc. (current)	NYSE, TSX Nasdaq
David Cross British Columbia, Canada	48	CFO	N/A	Aloro Mining Corp. (current) New Target Mining Corp. (current) Advantage Lithium Corp. (former) Victory Resources Corp. (former)	TSXV TSXV TSXV CSE

Nominees for the Board:

The directors of the Company are elected at each annual general meeting of shareholders and hold office until the next annual general meeting of shareholders or until their successors are duly elected or appointed, unless their office is earlier vacated in accordance with the BCBCA. The following is a brief biographical description of each director nominee, which includes a discussion of the skills and attributes of each director nominee, and that, in part, led the Corporate Governance and Nominating Committee (“CGNC”) to conclude that each respective director should serve, or continue to serve, as applicable, as a member of the Board.

Pursuant to an Investor Rights Agreement dated December 28, 2016 between Paulson & Co. Inc. (“Paulson”) and the Company (“IRA”), the Company has agreed with Paulson that, so long as Paulson, together with its affiliates, owns in the aggregate 20% or more of the issued and outstanding Common Shares, Paulson is entitled to designate two nominees for election to the Board. Paulson and its affiliates currently own 64,198,980 Common Shares in the aggregate, representing approximately 32.15% of the currently outstanding Common Shares, and Paulson is therefore entitled to nominate two persons for election to the Board. Paulson has determined to nominate Marcelo Kim, the current Chair of the Board, for re-election to the Board.

Anton Drescher – Mr. Drescher has been a Chartered Professional Accountant, Certified Management Accountant since 1981. He is currently involved with several public companies in addition to International Tower Hill Mines Ltd., including as: a director (since 1996) and Chief Financial Officer (since 2012) of Xiana Mining Inc., a public mineral exploration company currently suspended from listing on the TSXV; the Chief Financial Officer and director (since 1994) of Oculus VisionTech Inc., a public company involved in data privacy and security listed on the TSXV and the OTC Bulletin Board; a director (since 2014) of CENTR Brands Corp., a public company listed on the CSE; a former director (from 2020 - 2023) of ZEB Nickel Corp. (formerly Blue Rhino Capital Corp.), a public company listed on the TSXV; a former director (2010 - 2022) of Corvus Gold Inc., a mineral exploration company previously listed on the TSX and Nasdaq; and a former director (from 2019 - 2021) of Lamaska Capital Corp., a public company listed on the TSXV. Mr. Drescher is also the President (since 1979) of Westpoint Management Consultants Limited, a private company engaged in tax and accounting consulting for business reorganizations, and the President (since 1998) of Harbour Pacific Capital Corp., a private company involved in regulatory filings for businesses in Canada. The CGNC recommended that the Company nominate Mr. Drescher for re-election to the Board due to his significant financial and accounting experience, together with his director experience with other mining and mineral exploration companies.

Karl Hanneman – Mr. Hanneman has been the Chief Executive Officer of the Company since January 31, 2017 and a director since May 30, 2018. Prior to that he was the Chief Operating Officer of the Company since March 26, 2015 and was, prior to that, the General Manager for the Company. Mr. Hanneman has been with the Company since May 2010, during which time he was responsible for assembling the Alaska team and served as Manager of the Company’s Livengood Gold Project (the “Livengood Gold Project”). Mr. Hanneman has more than 40 years of Alaska-based mining industry experience including 12 years for Teck Resources Limited, where he served as Alaska Regional Manager throughout the period of underground exploration, feasibility study, project design, and permitting at the Pogo Mine, and then as Director, Corporate Affairs, Alaska for Teck, serving as the senior corporate representative in Alaska supporting both the Red Dog and Pogo Mines. Mr. Hanneman has been involved in industry leadership positions throughout his career as President, Council of Alaska Producers; President, Alaska Miners Association; Governor’s appointee to the Alaska Minerals Commission; Director, Resource Development Council; and Director, Fairbanks Chamber of Commerce. Mr. Hanneman is a director of Northrim BanCorp, Inc. (since 2014) and Gatos Silver, Inc. (since 2020). Mr. Hanneman has a Bachelor of Science Degree in Mining Engineering, magna cum laude, from the University of Alaska. The CGNC recommended that the Company nominate Mr. Hanneman for re-election to the Board due to his knowledge of the Company and the Livengood Gold Project and his extensive experience with other mining and mineral exploration companies.

Stuart Harshaw – Mr. Harshaw is a seasoned mining executive with over 30 years’ experience. Mr. Harshaw is currently President and CEO of Nickel Creek Platinum (since 2020), a junior mining company with a nickel-copper-PGM property in the Yukon, Canada. Prior to this, Mr. Harshaw worked as a consultant from January 2018 and was Vice-President Ontario Operations with Vale (from January 2016 – October 2017) where he was responsible for the Base Metal operations in Ontario, which includes 6 mines, a mill, smelter, nickel refinery, cobalt refinery, precious metal refinery and hydroelectric production facilities. Previously, he was Vice-President, Marketing & Sales, Base Metals for Vale International, where he was responsible for the marketing and sales of base metals in the Asia Pacific region and the management of nickel refineries in Asia, specifically in Japan, China, Taiwan, and a joint venture in Korea. Mr. Harshaw earned a Bachelor of Science in Metallurgical Engineering from Queen’s University and an MBA from Laurentian University. The CGNC recommended that the Company nominate Mr. Harshaw for election to the Board due to his extensive executive experience and experience with other mining and mineral exploration companies.

Marcelo Kim – Mr. Kim has been a Partner at Paulson since 2011, where he oversees natural resource investments, specializing in gold, base metals, bulk commodities, and oil & gas. Prior to that, commencing in 2009, he was a generalist analyst covering event arbitrage investment opportunities across broad sectors and capital structures. Mr. Kim is a board member of Perpetua Resources. He is a graduate of Yale University, where he received his Bachelor of Arts in Economics with honors. Mr. Kim has served as Chair of the Board since his appointment in December 2016 and is nominated for election to the Board by Paulson under the IRA. Mr. Kim’s extensive experience in the gold industry and position with Paulson, the Company’s largest shareholder, enable him to provide valuable counsel to the Company.

Edel Tully – Dr. Tully is a business leader with 20 years of experience in the precious metals market. She is currently the Head of Communications and Financial Markets Development Lead at the London Bullion Market Association (LBMA), a position that she has held since October 2020. Prior to her time at LBMA, Dr. Tully spent 10 years at UBS where she was most recently managing Director, Global Head Precious Metal Sales and prior to this Head of Precious Metals Research. Before UBS, Dr. Tully was Head of Precious Metals Research at Mitsui and Co. Precious Metals, Inc. Dr. Tully has a PhD from Trinity College Dublin (2006), awarded for her thesis “A Tripartite Investigation of the Gold Market: Pricing Influences, Intraday Patterns and Daily Seasonality”. She has been a frequent conference speaker and media guest and is highly respected as a precious metals industry expert. The CGNC recommended that the Company nominate Dr. Tully for re-election to the Board due to her extensive gold market experience.

Thomas Weng – Mr. Weng has more than 30 years of experience in the financial services sector. Mr. Weng is currently Co-Founding Partner with Alta Capital Partners, a provider of investment banking services (since February 2011). From February 2007 to January 2011, Mr. Weng was a Managing Director at Deutsche Bank and Head of Equity Capital Markets for Metals and Mining throughout the Americas and Latin America, across all industry segments. Prior to 2007, Mr. Weng held various senior positions at Pacific Partners, an alternative investment firm, and Morgan Stanley and Bear Stearns. Mr. Weng graduated from Boston University with a Bachelor of Arts in Economics. Mr. Weng has served on the Board since August 2013. The CGNC recommended Mr. Weng for re-election to the Board due to his significant financial experience together with his advisory experience in the metals and mining space.

Executive Officers:

The executive officers of the Company are appointed by and serve at the pleasure of the Board and hold office until the expiration of their employment agreement, if such officer has entered into an employment agreement with the Company or one of its affiliates, or their earlier death, retirement, resignation, or removal. The following is a brief biographical description of each current executive officer of the Company.

Karl Hanneman, Chief Executive Officer – See “Directors and Officers – Nominees for the Board” above.

David Cross, CPA, Chief Financial Officer – Mr. Cross has been the Chief Financial Officer of the Company (the “CFO”) since May 11, 2015. Mr. Cross is a partner in the firm of Cross Davis & Company, LLP, Chartered Professional Accountants (“Cross Davis”), an accounting firm focused on providing accounting, management services and guidance related to accounting policies, corporate governance and financial regulatory requirements for publicly listed companies reporting under both IFRS and US GAAP. Cross Davis provides corporate accounting support to the Company under a consulting agreement. Mr. Cross began his accounting career at a Chartered Accountant firm in 1997 and obtained his CPA, CGA designation in 2004. Mr. Cross’ past experience consists of officer, director, and senior management positions, including five years at Davidson & Company LLP, where he spent time as a Manager, a member of their Technical Accounting Committee and a member of their IFRS Committee.

Involvement in Certain Legal Proceedings/Cease Trade Orders, Bankruptcies, Penalties or Sanctions

1.	No director, nominee or executive officer of the Company has been involved in any of the events described by Item 401(f) of Regulation S-K during the past ten years or is currently party or subject to a legal proceeding described by Item 103 of Regulation S-K.

2.	Except as disclosed below, no director nominee is, as at the date of this Proxy Statement, or has been within ten years before the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(a)	was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes hereof, the term “order” means:

(a)	a cease trade order;

(b)	an order similar to a cease trade order; or

(c)	an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than 30 consecutive days.

On May 3, 2021, Xiana Mining Inc. (“Xiana”), a company of which Anton Drescher is a director and officer, applied for and was granted a management cease trade order in connection with Xiana’s failure to file audited financial statements, Management’s Discussion and Analysis (“MD&A”) and certifications of annual filings for the financial year ended December 21, 2020. The required financial statements, MD&A and certifications have not yet been filed and in accordance with National Policy 12-203 Management Cease Trade Orders, the management cease trade order will remain in place until the annual filings are filed. Subsequently, the British Columbia Securities Commission issued a cease trade order on August 3, 2021, which will remain in effect until the annual and interim filings are filed.

On March 18, 2022, Gatos Silver, Inc. (“Gatos”), a company of which Mr. Karl Hanneman is a director, announced that it intended to delay filing its annual financial statements for the year ended December 31, 2021 until after the prescribed deadline, for the purpose of ensuring that its financial statements properly reflect the impacts of its previously announced reduction in metal content of its previously stated mineral reserve figures. On April 1, 2022, April 14, 2022 and July 8, 2022 Gatos announced that Canadian securities regulatory authorities had issued management cease trade orders (the “MCTOs”) that restrict certain former and current senior officers of Gatos from trading in Gatos securities until its annual disclosure documents were filed. On July 5, 2023, following the filing of all outstanding financial statements, Gatos announced that effective July 4, 2023, the MCTOs were fully revoked.

3.             No proposed director:

(a)	is, as at the date of this Proxy Statement, or has been within the ten years before the date of this Proxy Statement, a director or executive officer of any company (including the Company) that, while such person was acting in such capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold its assets; or

(b)	has, within ten years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement, or compromise with creditors, or has a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

4.	No director nominee is, as at the date of this Proxy Statement, or has been within ten years before the date of this Proxy Statement, subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in deciding whether to vote for a proposed director.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

NYSE American Corporate Governance

The Common Shares are listed on the NYSE American. Section 110 of the NYSE American Company Guide permits the NYSE American to consider the laws, customs, and practices of foreign issuers in relaxing certain NYSE American listing criteria, and to grant exemptions from NYSE American listing criteria based on these considerations. Currently, in respect to certain matters discussed below, the Company follows Canadian practices that differ from the requirements of the NYSE American. The Company posts on its website at www.ithmines.com a description of the significant ways in which the Company’s governance practices differ from those followed by domestic companies pursuant to NYSE American standards. The contents of the Company’s website are not incorporated into this report and the reference to such website is intended to be an inactive textual reference only.

A description of the significant ways in which the Company’s governance practices differ from those followed by U.S. domestic companies pursuant to NYSE American standards is as follows:

Shareholder Meeting Quorum Requirement: The NYSE American minimum quorum requirement for a shareholder meeting is one-third of the outstanding shares of common stock. In addition, a company listed on NYSE American is required to state its quorum requirement in its bylaws. The Company’s quorum requirement is set forth in its Articles. The Company’s Articles provide that the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at a meeting. The Company obtained an exemption from the quorum requirements of the NYSE American upon its initial listing.

Shareholder Approval Requirements: NYSE American requires a listed company to obtain the approval of its shareholders for certain types of securities issuances, including private placements that may result in the issuance of common shares (or securities convertible into common shares) equal to 20% or more of presently outstanding shares for less than the greater of book or market value of the shares. Under the rules of the TSX, shareholder approval is not generally required for a private placement unless (i) the proposed issued price is lower than the allowable discount to the market price, (ii) if the issue price is less than the market price, the aggregate number of shares issued in the private placement is greater than 25% of the number of shares outstanding, on a non-diluted basis, prior to completion of the private placement or (iii) during any six-month period, securities are issued to insiders entitling them to purchase more than 10% of the number of listed securities outstanding, on a non-diluted basis, prior to the completion of the first private placement to an insider during such period. The Company will seek, and has previously obtained, a waiver from NYSE American’s shareholder approval requirements in circumstances where the securities issuance does not trigger such a requirement under the rules of the TSX.

The NYSE American Company Guide also provides that shareholder approval is required for the participation of directors and officers in a private placement pursuant to which the issuance of common shares to such officers and directors at a discount to market is considered an equity compensation arrangement. Under the rules of the TSX, shareholder approval is not generally required in respect of a private placement to directors and officers of the issuer unless, during any six-month period, securities are issued to insiders entitling them to purchase more than 10% of the number of listed securities outstanding, on a non-diluted basis, prior to the completion of the first private placement to an insider during such period.

Statement of Corporate Governance Practices

The Board is committed to sound corporate governance practices that are both in the interest of its shareholders and contribute to effective and efficient decision making. The Company has reviewed its corporate governance practices in light of National Policy 58-201 Corporate Governance Guidelines (“NP 58-201”) of the Canadian Securities Administrators. In certain cases, the Company’s practices comply with the guidelines; however, the Board considers that some of the guidelines are not suitable for the Company at its current stage of development and therefore these guidelines have not been adopted. National Instrument 58-101 (“NI 58-101”) of the Canadian Securities Administrators mandates disclosure of corporate governance practices for non-Venture Issuers in Form 58-101F1, which disclosure is set out below.

Board Mandate and Oversight of Risk Management

The Board has not adopted a written mandate. At this stage of the Company’s development, the Board does not believe it is necessary to adopt a written mandate as sufficient guidance is found in the applicable corporate legislation and regulatory policies. The mandate of a board of directors, as prescribed by the BCBCA, is to manage or supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company. In doing so, the Board oversees the management of the Company’s affairs directly and through the operation of its standing committees. In fulfilling its mandate, the Board, among other matters, is responsible for reviewing and approving the Company’s overall business strategies and its annual business plan; reviewing and approving the annual corporate budget and forecast; reviewing and approving significant capital investments outside the approved budget; reviewing major strategic initiatives to ensure that the Company’s proposed actions are in accordance with its stated shareholder objectives; reviewing succession planning; assessing management’s performance; reviewing and approving the financial statements, reports and other disclosures issued to shareholders; ensuring the effective operation of the Board; and safeguarding shareholders’ equity interests through the optimum utilization of the Company’s capital resources. The Board also takes responsibility for identifying the principal risks of the Company’s business and for ensuring these risks are effectively monitored and mitigated to the extent reasonably practicable.

The Board has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. The Board relies upon its Chief Executive Officer (the “CEO”) to supervise day-to-day risk management. The CEO reports directly to the Board and certain Board committees on such matters, as appropriate.

The Board delegates certain oversight responsibilities to its committees. For example, the Audit Committee is primarily responsible for the integrity of the Company’s internal controls over financial reporting and management information systems and for the Company’s policies regarding corporate disclosure and communications.

Director Independence

A director of a company is considered “independent” of an issuer within the meaning of NP 58-201 if he or she has no direct or indirect “material relationship” with that issuer. A “material relationship” is a relationship which could, in the view of the issuer’s board of directors, reasonably interfere with the exercise of a director’s independent judgment. Under Section 803 of the NYSE American Company Guide, a director of an issuer is considered “independent” if he or she is not an executive officer or employee of the issuer (and has not been so in the past three years) and satisfies certain other requirements, and the issuer’s board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Among the relationships considered during its independence determination, the Board reviewed Marcelo Kim’s position as a Partner at Paulson, the Company's largest shareholder, and concluded that such relationship did not constitute a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Accordingly, the Board has determined that each current director, other than Mr. Hanneman (the current CEO), is independent under both NYSE American listing standards and NP 58-201.

The independent directors routinely meet as a group without members of management or non-independent directors and exercise their responsibilities for independent oversight of management with the guidance of the Chair, who is independent.

Position Descriptions

The Board has not developed a written position description for the Chair of the Board, for the chair of any of its standing committees or for the CEO. To date, given the size of the Company and its stage of development, the Board does not believe that formal written descriptions of these positions are required, and that good business practices and the common law provide guidance as to what is expected of each position. Although the Board has not developed a formal position description for the Chair, it considers that the Chair’s role is to provide independent leadership to the Board.

The positions of Chair and CEO are separate. Under the IRA, a nominee of Paulson is to be the Chair. Marcelo Kim, Paulson’s nominee, is the current Chair. Although the Board has determined that Mr. Kim is independent, in light of the relationship of Mr. Kim with Paulson, the Company’s largest shareholder, the Board has appointed Mr. Thomas Weng as Lead Independent Director to provide further independent oversight of the Board.

Director Term Limits and Other Mechanisms of Board Renewal

The Company does not have a policy with respect to director term limits, director retirement or board renewal. Since the Company commenced its current operations in 2006, there has been an ongoing renewal of the Board as the skill sets required on the Board have changed over time. As a result of such renewal, three of six director nominees have served on the Board for less than seven years. Each year, the CGNC reviews the current make-up of the Board and the existing skill sets and experience of the directors to determine if the current directors are appropriate for re-election and will continue to make an effective contribution and whether or not additional or replacement directors are required, given the Company’s anticipated activities and the requirements of the IRA. The Board considers that the adoption of a fixed policy with respect to board renewal or age or term related retirement is not appropriate for the Company, and that the yearly review is a more appropriate and effective way of addressing the issue of the correct composition of the Board and Board renewal.

Policies Regarding the Representation of Women on the Board

The Board has not adopted a written policy relating to the identification and nomination of women directors. Instead, the charter of the CGNC provides, with respect to the nomination of directors, that the responsibility of the CGNC in identifying and recommending qualified candidates is to take into consideration such factors as it deems appropriate, including judgement, skill, diversity, experience with businesses and other organizations of comparable size, and the need for particular expertise on the Board. Neither the Board nor the CGNC specifically considers the level of representation of women on the Board when considering candidates for election or re-election as the intent of the CGNC is to recommend what it considers to be the “best” candidates, and it does so by reviewing qualifications of prospective Board nominees and determines their relevance taking into consideration the then current Board composition and the anticipated skills required to round out the capabilities of the Board.

Similarly, the Board does not consider the level of representation of women in executive officer positions when making executive officer appointments. At the present time, the Company has a very small management team reflective of its current operations and financial resources and does not anticipate a material expansion in its management ranks until such time as the Company may proceed with construction of the Livengood Gold Project. The Company is committed to the fundamental principles of equal employment opportunities and treating people fairly, with respect and dignity, and to offering equal employment opportunities based upon an individual’s qualifications and performance – free from discrimination or harassment because of race, color, ancestry, place of origin, religion, gender, sexual orientation, age, marital status, family status, or physical or mental disability. The Company’s policy is to select candidates for employment, including executive officer positions, based solely upon experience, skill, and ability of candidates.

The Company currently has one woman director. As noted above, in evaluating potential nominees to the Board, the CGNC focuses on the current Board composition and the anticipated skills required to round out the capabilities of the Board, including the knowledge and diversity of its membership.

The Company does not presently have any women executive officers and has not adopted any targets regarding women in executive officer positions. As noted above, the Company is an equal opportunity employer, whereby candidates for employment as executive officers are selected based upon primary considerations such as experience, skill, and ability.

Orientation and Continuing Education

At the current time, the Board provides ad hoc orientation for new directors. New directors are briefed on strategic plans-, short-, medium- and long-term corporate objectives, the history and current status of the Company’s Livengood Gold Project (the Company’s sole mineral property) and the on-going work programs concerning the Livengood Gold Project, business risks and mitigation strategies, corporate governance guidelines and existing company policies. There is no formal orientation for new members of the Board. This is considered to be appropriate given the Company’s size and current level of operations. If warranted by the growth of the Company’s operations, the Board would consider implementing a formal orientation process.

The skills and knowledge of the Board are such that no formal continuing education process is deemed necessary, as the Board is comprised of individuals with extensive experience in the mineral exploration and mining industry, as well as in running and managing public companies in the natural resource sector. Several directors are also directors of other natural resource companies. Board members are encouraged to communicate with management, auditors, and technical consultants to keep themselves current with industry trends and developments and changes in legislation. They also have full access to the Company’s records. The Company will pay the reasonable costs of attendance by directors at continuing education courses and seminars with respect to corporate governance, director’s duties and obligations and similar matters.

Ethical Business Conduct

The Board expects management to enhance shareholder value by executing the Company’s business plan and meeting performance goals and objectives according to the highest ethical standards. To this end, in September 2006 the Board adopted a Code of Business Conduct and Ethics (the “Code”) for its directors, officers, employees and, in appropriate cases, consultants. Copies of the Code are available on the Company’s website at www.ithmines.com under “Company – Corporate Governance” or at www.sedarplus.ca. Training with respect to the Code is included in the orientation of new employees. To ensure familiarity with the Code, directors, officers, and employees are asked to read the Code and sign a compliance certificate annually. Directors, officers, and employees are required to report any known violations of the Code to the Chair of the Audit Committee or to the Company’s outside U.S. or Canadian counsel.

Since the beginning of the Company’s most recent fiscal year there have not been any material change reports or current reports on Form 8-K filed that pertain to any conduct of a director or executive officer that constitutes a departure from the Code or a waiver of the Code by the Board. In addition to the provisions of the Code, directors and senior officers are bound by the provisions of the Company’s Articles and the BCBCA, which set forth the manner of dealing with any conflicts of interest. Specifically, any director who has a material interest in a particular transaction is required to disclose such interest and to refrain from voting with respect to the approval of any such transaction.

In September 2006, the Board also adopted a “Share Trading Policy” (revised March 15, 2016) which prescribes rules with respect to trading in securities of the Company when there is any undisclosed material information or a pending material development. Strict compliance with the provisions of this policy is required, with a view to enhancing investor confidence in the Company’s securities and contributing to ethical business conduct by the Company’s personnel. In 2006, the Board also created the Health, Occupational, Safety & Environmental Committee (renamed the “Technical Committee” in 2014) to focus on reviewing project design and operational aspects of any proposed mine development and to reflect the Company’s continuing commitment to improving the environment and ensuring that its activities are carried out in a safe, sustainable, and environmentally sound manner.

Anti-Hedging and Anti-Pledging Policy

The Company does not currently have a policy relating to hedging or pledging transactions in place for directors, officers or employees and such persons may therefore purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation, or pledge Common Shares as collateral for loans. The Board will assess the need and consider implementing such a policy in the future, if warranted.

Communications with the Board

Interested parties, including shareholders of the Company, desiring to communicate with members of the Board, any non-management director, or the independent directors as a group, may do so by mailing a request to the Corporate Secretary of International Tower Hill Mines Ltd. at Suite 1570 – 200 Burrard Street, Vancouver, British Columbia, Canada, V6C 3L6. Any such communication should state the number of shares beneficially owned, if any, by the interested party making the communication. The Secretary will forward any such communication to the Chair of the CGNC and will forward such communication to other members of the Board, as appropriate, provided that such communication addresses a legitimate business issue. Any communication relating to accounting, internal controls, auditing, or fraud will be forwarded to the chair of the Audit Committee.

Majority Voting Policy

On April 25, 2013, the Board adopted a majority voting policy (the “Majority Voting Policy”). The Majority Voting Policy was subsequently modified on April 13, 2016. Pursuant to the Majority Voting Policy, the form of proxy for meetings of the shareholders of the Company at which directors are to be elected provides the option of voting in favor, or withholding from voting, for each individual nominee to the Board. If, with respect to any particular nominee, the number of shares withheld from voting exceeds the number of shares voted in favor of the nominee, then the nominee will be considered to have not received the support of the shareholders, and such nominee is expected to submit his or her resignation to the Board, to take effect on acceptance by the Board.

Following receipt of a resignation submitted pursuant to the Majority Voting Policy, the CGNC is to consider whether or not there are exceptional circumstances which would justify not accepting such resignation. Absent such exceptional circumstances, the CGNC shall recommend to the Board that the Board accept the resignation. If the CGNC determines that exceptional circumstances exist that would justify not accepting the resignation, the CGNC will prepare a report to the Board containing a recommendation to the Board not to accept the resignation, and clearly identifying and setting out the basis for determining such exceptional circumstances exist.

Within 90 days following the applicable shareholders’ meeting, the Board shall make its decision whether or not to accept a resignation pursuant to the Majority Voting Policy, based upon the CGNC’s recommendation. Absent such exceptional circumstances as may be set forth in the report of the CGNC, the Board shall accept the resignation. Following the Board’s decision, the Company shall publicly disclose by news release the Board’s decision whether to accept the resignation, including the reasons for rejecting the resignation, if applicable. A copy of the applicable news release shall be provided to each stock exchange on which the Company’s securities are then listed.

If a resignation pursuant to the Majority Voting Policy is accepted, subject to any corporate law restrictions, the Board may:

(a)	leave the resultant vacancy unfilled until the next annual meeting of shareholders of the Company;

(b)	fill the vacancy by appointing a director whom the Board considers to merit the confidence of the shareholders; or

(c)	call a special meeting of the shareholders of the Company to consider the election of a nominee recommended by the Board to fill the vacant position.

Directors who do not submit their resignation in accordance with the Majority Voting Policy will not be re-nominated for election at the next shareholders’ meeting. The Majority Voting Policy applies only in the case of an uncontested shareholders’ meeting, meaning a meeting where the number of nominees for election as directors is equal to the number of directors to be elected. A copy of the Majority Voting Policy is available at the Company’s website at www.ithmines.com.

COMMITTEES OF THE BOARD

Committees of the Board are an integral part of the Company’s governance structure. At the present time, the Board has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Technical Committee. Current details of the composition of the standing committees of the Board are as follows:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Technical Committee
Anton Drescher	Chair		X
Karl Hanneman				X
Stuart Harshaw	X	X		Chair
Marcelo Kim			X	X
Edel Tully		Chair		X
Thomas Weng	X	X	Chair

Audit Committee

Members: Anton Drescher (Chair), Stuart Harshaw and Thomas Weng

The Board has a standing Audit Committee of three members. All members of the Audit Committee are independent within the meaning of National Instrument 52-110 Audit Committees of the Canadian Securities Administrators, the NYSE American listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and satisfy the composition requirements of Section 803(B)(2)(a) of the NYSE American Company Guide. The Board has determined that Anton Drescher is an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K. As an “audit committee financial expert,” Mr. Drescher satisfies the NYSE American financial literacy and sophistication requirements. The Audit Committee has adopted a charter that describes its responsibilities in detail. The charter is available on the Company’s website at www.ithmines.com.

The primary responsibility for financial reporting, internal controls over financial reporting, compliance with laws and regulations, and ethics rests with the management of the Company. The Audit Committee’s primary purpose is to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, the independent auditor’s selection, retention, qualifications, objectivity and independence and the performance of the Company’s internal controls on financial reporting function. The Audit Committee reviews the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board have established and the audit process. The Audit Committee also reviews the audited financial statements and management’s discussion and analysis thereof and discusses them with the management of the Company. Additional information about the Audit Committee’s role in corporate governance can be found in the committee’s charter.

Compensation Committee

Members: Edel Tully (Chair), Stuart Harshaw, and Thomas Weng

The Board has a standing Compensation Committee of three members. All members of the Compensation Committee are independent directors. As set out in its written charter, the purpose of the Compensation Committee is to implement and oversee human resources and compensation policies and best practices for recommendation to the Board for approval and implementation. The Compensation Committee charter is available on the Company’s website at www.ithmines.com. The Compensation Committee has the duty and responsibility to ensure that the Company has in place programs to attract and develop management of the highest caliber and a process to provide for the orderly succession of management. It also has the duty to assess and report to the Board, on an annual basis, on the performance of the CEO for the prior year, and to review, on an annual basis, the salary, bonus, and other benefits, direct and indirect, of the CEO and make recommendations in respect thereof for approval of the Board. Additionally, the Compensation Committee reviews, on an annual basis, the proposed compensation for all other officers of the Company after considering the recommendations of the CEO and makes recommendations in respect thereof for approval by the Board. The Compensation Committee may not delegate these duties and responsibilities, however, the Compensation Committee may, in its sole discretion, retain, at the expense of the Company, such legal, financial, compensation or other advisors or consultants as it may deem necessary or advisable to perform its duties and responsibilities properly and fully.

Corporate Governance and Nominating Committee

Members: Thomas Weng (Chair), Anton Drescher and Marcelo Kim

The Board has a standing Corporate Governance and Nominating Committee of three members. All members of the CGNC are independent directors. As set out in its written charter, the primary roles of the CGNC include developing and monitoring the effectiveness of the Company’s corporate governance system and ensuring the Company is in line with the proper delineation of the roles, duties and responsibilities of the Company, the Board and its committees. The CGNC charter is available on the Company’s website at www.ithmines.com. The CGNC also establishes procedures for the identification of new nominees to the Board, leads the candidate selection process, and develops and implements orientation procedures for new directors. Currently, the CGNC does not have a policy allowing for the consideration of director candidates recommended by security holders but would consider such nominees if presented to the CGNC on a timely basis in the same manner as any other potential candidates. The CGNC is also responsible for assessing the effectiveness of directors, the Board and the various committees of the Board and assisting the Board in setting the objectives of the CEO and evaluating the performance of the CEO.

The CGNC is responsible for reviewing proposals for new nominees to the Board and conducting such background reviews, assessments, interviews, and other procedures as it believes necessary to ascertain the suitability of a particular nominee. In determining whether a candidate is qualified to be nominee for a position on the Board, the committee will take into consideration factors such as it deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size and the need for particular expertise on the Board. The selection of potential nominees for review by the CGNC is generally the result of recruitment efforts by the individual Board members or the CEO, including both formal and informal discussions among Board members and with the CEO, and is usually based upon the desire to have a specific set of skills or expertise included on the Board.

The appointment of new directors, either to fill vacancies or to add additional directors as permitted by applicable corporate legislation, or the nomination for election as a director of a person not currently a director by the shareholders at an annual general meeting of shareholders, is carried out by the Board, based on the recommendation of the CGNC. Once the names of any suggested nominees are received by the CGNC, the CGNC carries out such reviews as it determines to be appropriate, including interviews with the proposed nominee, to determine if the proposed nominee possesses the required skill set being sought by the Board and would be an appropriate “fit” for election to the Board. The CGNC then makes a recommendation to the full Board as to the nomination of the identified individual for election as a director, for appointment as a replacement for a director who has resigned or for appointment as an additional director, as applicable. In addition, prior to each annual general meeting of shareholders of the Company, the CGNC carries out a review of the then current Board composition and makes recommendations as to the individuals, whether existing directors or non-directors, it considers should be nominated for election as a director. With respect to the six nominees for election as a director at the Meeting disclosed in this Proxy Statement, no holder of Common Shares, non-management director, chief executive officer, other executive officer, third-party search firm, or other source recommended any specific nominee, except that Mr. Kim was nominated by Paulson under the IRA.

Technical Committee

Members: Stuart Harshaw (Chair), Karl Hanneman, Marcelo Kim, and Edel Tully

The Board has a standing Technical Committee of four members. As set out in its written charter, the overall purpose of the Technical Committee is to assist the Board in reviewing technical matters related to project design and operations as well as fulfilling the Board’s oversight responsibilities with respect to the Board’s and the Company’s continuing commitment to improving the environment and ensuring that activities are carried out and facilities are operated and maintained in a safe and environmentally sound manner that reflects the ideals and principles of sustainable development. The Technical Committee charter is available on the Company’s website at www.ithmines.com. The Technical Committee will review technical materials prepared by management of the Company and will monitor, review, and provide oversight with respect to the Company’s policies, standards, accountabilities, and programs relative to health, safety, and environmental-related matters.

Board and Committee Meetings

The Board held five meetings during the fiscal year ended December 31, 2023 (“Fiscal Year 2023”). Five of seven directors each attended, in person or by telephone, 100% of the meetings held by the Board and all directors each attended, in person or by telephone, at least 50% of the meetings held by the Board. Each director attended, in person or by telephone, 100% of the meetings held by the committees of the Board on which he or she served during Fiscal Year 2023. It is the Company’s policy that each director attends each annual meeting of the Company’s shareholders, either in person or by telephone. All the then incumbent Directors attended the annual meeting in Fiscal Year 2023. The attendance record of each director at full Board meetings, and at meetings of any Board committees of which the applicable director is a member for the Fiscal Year 2023, are as follows:

	General Board Meeting	Board Committees
		Audit	Compensation	Corporate Governance & Nominating	Technical
Anton Drescher	5	4	N/A	1	N/A
Karl Hanneman	5	N/A	N/A	N/A	0
Stuart Harshaw	5	4	1	N/A	0
Marcelo Kim	5	N/A	N/A	1	0
Stephen Lang	1(1)	N/A	N/A	1	N/A
Christopher Papagianis	3(2)	N/A	1	N/A	N/A
Edel Tully	2(3)	N/A	N/A	N/A	0
Thomas Weng	5	4	1	N/A	N/A
Total Meetings Held in Fiscal Year 2023	5	4	1	1	0(4)

1)	Mr. Lang ended his service as a Director at the 2023 Annual General Meeting of Shareholders on May 23, 2023. Mr. Lang attended one of the two Board meetings held during his respective period during 2023.
2)	Mr. Papagianis resigned his service as a Director effective January 1, 2024. Mr. Papagianis attended three of the five Board meetings held during 2023.
3)	Dr. Tully was appointed as a Director effective June 18, 2023. Dr. Tully attended each of the two Board meetings held during her respective period during 2023.
4)	The Technical Committee did not hold any meetings during 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The Company’s share capital consists of an unlimited number of Common Shares without par value. As at April 11, 2024, 199,693,442 Common Shares were issued and outstanding. Each issued Common Share carries the right to one vote at the Meeting.

The following table sets forth certain information regarding beneficial ownership of the Common Shares, as of April 11, 2024, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Shares. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each beneficial owner named in the table has sole voting and investment power with respect to the Common Shares set forth opposite such beneficial owner’s name. The information provided in this table is based on the Company’s records and information filed with the SEC or the British Columbia Securities Commission, unless otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Shares
Paulson & Co., Inc.(2) 1133 Avenue of the Americas New York, New York 10036	64,198,980	32.15%
Electrum Strategic Opportunities Fund II L.P.(3) 535 Madison Avenue, 12th Floor New York, New York 10022	27,613,581	13.83%
Sprott Asset Management USA, Inc.(4) 320 Post Road, Suite 230 Darien, Connecticut 06820	24,796,853	12.42%
Kopernik Global Investors, LLC(5) Two Harbour Place 302 Knights Run Avenue, Suite 1225 Tampa, Florida 33602	15,507,282	7.77%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable ownership total for each person is based on the number of Common Shares held by such person as of April 11, 2024, plus any securities to which such person has the right to acquire beneficial ownership within 60 days of April 11, 2024, including those securities held by such person exercisable for or convertible into Common Shares within 60 days after April 11, 2024. Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person’s or group’s name.
(2)	Paulson is the investment advisor of several investment funds and managed accounts of private clients and institutional groups (collectively, the “PC Accounts”). Paulson does not itself own any securities of the Company but has authority to exercise control or direction over such securities as the investment advisor of the PC Accounts. The share information is based on Schedule 13D filed with the SEC on January 22, 2024.
(3)	Electrum Strategic Opportunities Fund II L.P. (the “Electrum Fund”) shared voting and dispositive power over 27,613,581 Common Shares as of December 31, 2020. Electrum Strategic Opportunities Fund II GP L.P. (the “Electrum Fund GP”) is the general partner of the Electrum Fund, ESOF II GP Ltd. (“ESOF II GP”) is the general partner of the Electrum Fund GP, and the Electrum Group LLC (“TEG Services”) is the registered investment advisor to the Electrum Fund. Therefore, the Electrum Fund GP, ESOF II GP and TEG Services may be deemed to share the right to direct the disposition of and may be deemed to share the power to vote or to direct the vote of the reported Common Shares. Each of the Electrum Fund, the Electrum Fund GP, ESOF II GP and TEG Services disclaims beneficial ownership of the reported Common Shares except to the extent of its pecuniary interest therein. The share information is based on a Schedule 13G/A filed with the SEC on January 14, 2021.
(4)	Sprott Asset Management USA, Inc. (“SAM”), on behalf of accounts fully managed by SAM and Tocqueville Gold Fund, Sprott-Falcon Gold Equity Fund and Sprott-Falcon Gold Equity UCITS Fund (each of which may be deemed to be acting jointly or in concert with SAM), reported that it exercised shares voting and dispositive power over 24,796,853 Common Shares as of December 31, 2023. The share information is based on Schedule 13G/A filed with the SEC on February 14, 2024.
(5)	Kopernik Global Investors, LLC (“Kopernik”) held sole voting power with respect to 13,671,048 Common Shares and sole dispositive power with respect to 15,507,282 Common Shares as of December 31, 2023. Kopernik disclaims beneficial ownership of the reported Common Shares except to the extent of its pecuniary interest therein. The share information is based on a Schedule 13G/A filed with the SEC on February 14, 2024.

The following table sets forth certain information regarding beneficial ownership of Common Shares as of April 11, 2024 by the Company’s directors and named executive officers, both individually and as a group. The percentage of beneficial ownership is based on 199,693,442 Common Shares outstanding as of April 11, 2024, plus any shares which such individual has a right to acquire within 60 days if not already issued. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. The information provided in this table is based on Company records and information filed with the SEC and British Columbia Securities Commission, unless otherwise noted. The business address of each person set forth in the table below is c/o International Tower Hill Mines Ltd., Suite 1570 – 200 Burrard Street, Vancouver, British Columbia, Canada, V6C 3L6.

Beneficial Owner(1)	Number of Common Shares Owned	Number of Shares Beneficially Owned as a Result of Equity Awards Exercisable or Vesting Within 60 Days of April 11, 2024 (Excluding DSUs)	Vested DSUs(2)	Total	Percentage of Class
Non-employee Directors
Anton Drescher	731,676	-	704,093	1,435,769	*
Stuart Harshaw	-	-	574,406	574,406	*
Marcelo Kim(3)	-	-	-	-	-
Edel Tully(4)	-	-	145,614	145,614	-
Thomas Weng	85,000	-	704,093	789,093	*
Named Executive Officers
Karl Hanneman	212,000	1,000,000	574,406	1,786,406	*
David Cross	-	75,000	-	75,000	*
TOTAL	1,128,676	1,075,000	2,702,612	4,906,288	2.46%

* less than 1.0%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable ownership total for each person is based on the number of Common Shares held by such person as of April 11, 2024, plus any securities to which such person has the right to acquire beneficial ownership within 60 days of April 11, 2024, including those securities held by such person exercisable for or convertible into Common Shares within 60 days after April 11, 2024. Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person’s or group’s name.
(2)	Pursuant to the DSU Plan, DSUs vest on grant but the underlying Common Shares are not issued while the holder remains on the Board. See “Securities Authorized for Issuance Under Equity Compensation Plans – DSU Plan – General Description of the DSU Plan” on page 37.
(3)	Mr. Kim is a partner at Paulson. Paulson has beneficial ownership of an aggregate of 64,198,980 Common Shares, representing 32.15% of the currently issued and outstanding Common Shares (see previous table of greater than 5% beneficial owners).

Certain Relationships and Related Transactions

Procedures for Approval of Transactions with Related Parties

In accordance with the requirements of the NYSE American, the Board passed a resolution on June 20, 2007 requiring that, in addition to any requirements under applicable corporate laws, all “related party transactions” are required to first be reviewed and approved by the Company’s Audit Committee. The resolution requires approval by the Audit Committee of all transactions in which the Company is a participant and in which any of the Company’s directors, executive officers, significant shareholders, or an immediate family member of any of the foregoing persons has a direct or indirect material interest. All related party transactions are reported for review by the Audit Committee. The Audit Committee determines whether these transactions are in the best interests of the Company and its shareholders. In addition, related party transactions are subject to the provisions of Multilateral Instrument 61-101 of the Canadian Securities Administrators entitled “Protection of Minority Shareholders in Special Transactions”, which prescribes certain conditions under which related party transactions may be carried out and provides certain exemptions thereto. Conflicts of interest with respect to the involvement of directors and officers in transactions with the Company are also subject to the provisions of the BCBCA and the Company’s Articles.

Transactions Involving Related Parties

There were no reportable transactions with related persons during Fiscal Years 2022 or 2023.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

The members of the Compensation Committee are Edel Tully (Chair), Stuart Harshaw, and Thomas Weng, each of whom is an independent director.

The overall purpose of the Compensation Committee is to implement and oversee human resources and compensation policies and best practices for recommendation to the Board for approval and implementation. The Compensation Committee is responsible for administering the Stock Option Plan and the DSU Plan.

The duties and responsibilities of the Compensation Committee are as follows:

(a)	to recommend to the Board human resources and compensation policies and guidelines for application to the Company;

(b)	to review and recommend any changes thought necessary to the Company’s domestic and international compensation and human resources policies and procedures;

(c)	if required by applicable legislation or policy, to prepare, on an annual basis for inclusion in the Company’s annual proxy statement, a report on the Company’s compensation practices;

(d)	to ensure that the Company has in place programs to attract and develop management of the highest caliber and a process to provide for the orderly succession of management, such that particularly:

(i)	properly reflect the duties and responsibilities of members of management;
(ii)	are effective and competitive in attracting, retaining, and motivating people of the highest quality; and
(iii)	are based on established corporate and individual performance objectives;

(e)	to assess and report to the Board, on an annual basis, on the performance of the CEO for the prior year;

(f)	to review, on an annual basis, the salary, bonus, and other benefits, direct and indirect, of the CEO and make recommendations in respect thereof for approval by the Board, provided that such Board approval will include the approval of a majority of directors that are “independent” of the Company within the meaning of all applicable legal and regulatory requirements (except in circumstances, and only to the extent, permitted by all applicable legal and regulatory requirements);

(g)	to review, on an annual basis, the proposed compensation for all other officers of the Company after considering the recommendations of the CEO, all within the human resources and compensation policies and guidelines approved by the Board, and make recommendations in respect thereof for approval by the Board, provided that such Board approval will include the approval of a majority of directors that are “independent” of the Company within the meaning of all applicable legal and regulatory requirements (except in circumstances, and only to the extent, permitted by all applicable legal and regulatory requirements);

(h)	to implement and administer human resources and compensation policies approved by the Board concerning the following:

(i)	executive compensation, contracts, stock plans or other incentive plans; and
(ii)	proposed personnel changes involving officers reporting to the CEO;

(i)	to review any proposed amendments to the Stock Option Plan or the DSU Plan and report to the Board thereon;

(j)	to review and make recommendations to the Board concerning the CEO’s recommendations for stock option or DSU grants to directors, senior officers, employees and consultants of the Company and its affiliates under the Stock Option Plan or the DSU Plan;

(k)	from time to time, to review the Company’s broad policies and programs in relation to benefits;

(l)	to annually receive from the CEO recommendations concerning annual compensation policies and budgets for all employees;

(m)	from time to time, to review with the CEO the Company’s broad policies on compensation for all employees and overall labor relations strategy for employees;

(n)	to periodically review the adequacy and form of the compensation of directors and to ensure that the compensation realistically reflects the responsibilities and risks involved in being an effective director, and to report and make recommendations to the Board accordingly;

(o)	to report regularly to the Board on all the committee’s activities and findings during that year; and

(p)	to develop a calendar of activities to be undertaken by the committee for each ensuing year and to submit the calendar in the appropriate format to the Board within a reasonable period of time following each annual general meeting of shareholders.

The following table provides further detail regarding the members of the Compensation Committee and their relevant experience in executive compensation-related roles.

	Edel Tully	Stuart Harshaw	Thomas Weng
Experience as senior leadership of organizations similar to the Company	√	√	√
Direct operational, functional or oversight experience in executive compensation	√	√	√
Experience serving on compensation committees of organizations similar to the Company	-	√	√

The current members of the Compensation Committee, consisting of Dr. Tully and Messrs. Harshaw and Weng, each have senior leadership experience and direct operational or functional experience overseeing executive compensation at organizations similar to the Company. Messrs. Harshaw and Weng have each served on the compensation committee of similar-sized organizations, and the Compensation Committee supports continuous training and education with respect to executive compensation. It is the opinion of the Board that the experience held by members of the Compensation Committee provides them with the ability to make sound and proper decisions on the suitability of the Company’s compensation policies and practices.

The Chair of the Compensation Committee is responsible for setting the priority for the work of the committee, ensuring that members have the information needed to fulfill their responsibilities, overseeing the logistics of the committee’s operations, reporting to the Board on the committee’s decisions and recommendations and setting the agenda for meetings of the committee.

Independent Compensation Advisors

The Compensation Committee has the authority to engage and compensate, at the expense of the Company, any outside advisor that it determines to be necessary to permit it to carry out its duties, including compensation consultants and advisers. The Compensation Committee did not retain the services of any independent advisors during Fiscal Year 2023.

Executive Compensation Strategy, Philosophy and Principles

The Company’s executive compensation strategy is designed to attract, retain, and motivate an experienced and effective key management team. The strategy focuses on creating strong links between pay and performance and aligning the interests of executives, shareholders, and other stakeholders.

The executive officers of the Company are compensated in a manner consistent with Compensation Committee’s subjective view of their respective contributions to the overall benefit of the Company, considering the criteria set out below.

The determination of executive compensation amount and award is based on a combination of factors, including, but not limited to, information provided to the Compensation Committee by compensation consultants (if utilized), the Compensation Committee’s subjective assessment as to market conditions, information with respect to the compensation of peer group entities (if a peer group is determined), internal policies and practices and the discretion of the Compensation Committee in consideration of their compensation-related experience. The compensation program for each of the executive officers is comprised of a base salary and stock options, and may include an annual cash incentive bonus, if deemed appropriate by the Compensation Committee.

In the case of a mineral exploration company with a significant asset in the development stage such as the Company, the Compensation Committee considers the following aspects to be of primary importance in assessing the performance of executive officers:

a)	the ability to design, implement and carry out mineral property development in a safe, environmentally appropriate, efficient, and cost-effective basis;

b)	the ability to scope, and effectively oversee, the carrying out of programs designed to optimize the Livengood Gold Project, taking into account the conclusions of the 2023 S-K 1300 Technical Report Summary and any future feasibility studies on the project, and to integrate the results of such programs on an ongoing basis;

c)	the ability to raise the significant and necessary capital to permit the Company to carry out the work required to advance such a project through to a stage where a production decision can be considered;

d)	the ability to locate and hire the appropriate personnel required to carry out a feasibility study and permitting activities;

e)	should a production decision be made, the ability to finance, construct and operate a major mine project, focus the Company’s resources, and appropriately allocate such resources to the benefit of the Company as a whole; and

f)	the ability to ensure compliance by the Company with applicable regulatory requirements and carry-on business in a sustainable manner.

Elements of Compensation

Base Salaries

Base salaries are targeted at levels that the Compensation Committee believes, based on the experience of the members of the Compensation Committee, to be generally competitive with the base salaries paid by mining companies of a comparable size and state of development to the Company. Base salaries are initially set through negotiation at the time of hire. Salary for individual executives is generally assessed based on years of experience, potential, performance, business circumstances, market demands or other factors specific to the executive role. Base salaries are reviewed annually by the Compensation Committee to determine if adjustments are appropriate or required, based on the Compensation Committee’s subjective assessment of corporate and individual performance over the previous year and considering the market conditions for the gold industry, changes in the Company’s organization, inflation, and changes in responsibilities and retention requirements. On March 12, 2018, the Board approved recommendations by management to reduce corporate overhead costs, including a reduction in CEO salary by 50% to reflect an approximate 50% reduction in the effort needed to perform CEO duties, which reduction remained in place during Fiscal Year 2023.

The Compensation Committee typically, in consultation with the CEO, makes recommendations to the Board regarding the base salaries for executive officers of the Company other than the CEO. The Compensation Committee is responsible for recommending the salary level of the CEO to the Board for approval.

Annual Incentives (Short-Term Incentives)

While the Company had previously implemented a formal Annual Incentive Compensation Plan, the change in the focus of the Company towards the optimization program with respect to the Company’s S-K 1300 Technical Report Summary, and the significant reduction in field work and preparation for permitting and simplification of corporate objectives has meant that the Compensation Committee has adopted an informal and subjective approach to annual incentives, which are generally in the form of cash bonuses, when and if appropriate in the opinion of the Compensation Committee.

Equity-Based Incentive Plans

2006 Incentive Stock Option Plan

The 2006 Incentive Stock Option Plan (the “Stock Option Plan”) is designed to align the interests of executives and those of shareholders through the opportunity of share ownership. The Stock Option Plan was approved by shareholders of the Company in September 2006, and subsequently re-approved by the shareholders of the Company in November 2007, October 2008, and October 2009. The Stock Option Plan was subsequently amended and approved by shareholders in September 2012 and May 2015 and re-approved by shareholders of the Company in May 2018 and May 2021.

Recommendations for the grant of incentive stock options are initially made by the CEO to the Compensation Committee, which is responsible for reviewing and considering any such recommended grants and thereafter recommending the grant thereof (subject to any changes determined appropriate by the Compensation Committee, including declining to recommend some or all such grants, or amending the proposed terms thereof) to the Board, which then makes the actual grants. Stock option allocations are made at the discretion of the Compensation Committee, considering the Company’s performance and an employee’s individual performance. While the Compensation Committee aims to have individuals with similar levels of responsibility holding approximately equivalent numbers of options, additional grants may be allocated to those executives believed by the Compensation Committee to be able to affect the success of the Company more directly. In addition, ranges are proposed for each organizational level of the Company, taking into consideration the number of shares available for option.

In Fiscal Year 2023, the Company granted 150,000 incentive stock options to Mr. Karl Hanneman having an exercise price of C$0.63 per share. The options vested one-third on the grant date (May 23, 2023), and will continue to vest one-third on May 23, 2024, and one-third on May 23, 2025, with an expiry date of May 23, 2029.

For a general description of the terms and conditions of the Stock Option Plan, see “Securities Authorized for Issuance Under Equity Compensation Plans – Stock Option Plan – General Description of the Stock Option Plan” on page 34.

Deferred Share Unit Incentive Plan

The Company adopted the Deferred Share Unit Incentive Plan (the “DSU Plan”) on April 4, 2017. The DSU Plan was subsequently approved by the shareholders of the Company at the Company’s annual general and special meeting of shareholders on May 24, 2017 and was re-approved by the shareholders of the Company at the Company’s annual general and special meeting on May 25, 2021.

The purpose of the DSU Plan is to allow the Company to grant deferred share units (“DSUs”), each of which is equivalent in value to a Common Share, to directors, officers and employees of the Company and its subsidiaries (“Eligible Persons”) in recognition of their contributions and to provide for an incentive for their continuing relationship with the Company. The granting of such DSUs is intended to promote a greater alignment of the interests of Eligible Persons with the interests of shareholders.

All directors other than those nominated by Paulson, are entitled to participate in the Company’s DSU Plan. During the year ended December 31, 2023, the Company granted each of the members of the Board as of May 23, 2023 (other than directors nominated for election by Paulson) 131,746 DSUs for a total of 526,984 DSUs with a grant date fair value of C$0.63 per DSU, representing C$83,000 per Director or C$332,000 in the aggregate. On July 12, 2023, the Company granted Dr. Tully 145,614 DSUs with a grant date fair value of C$0.57 per DSU, representing C$83,000, in connection with her appointment to the Board. Each DSU vested immediately upon being granted, but the underlying Common Shares are not issuable until the director ceases to serve as a director. For a general description of the terms and conditions of the DSU Plan, see “Securities Authorized for Issuance Under Equity Compensation Plans – DSU Plan – General Description of the DSU Plan” on page 37.

Benefit, Perquisites and Pension Programs

Other Benefits and Perquisites

The Company’s wholly owned U.S. subsidiary, Tower Hill Mines (US) LLC (“Tower US”), which employs all personnel, has a benefit program in place, including medical and dental benefits and basic life insurance, which applies to all permanent employees of Tower US. The Company believes that such a plan is an important consideration in attracting the necessary personnel.

Executive Retirement Plan

The Company does not have a defined benefit pension plan for any of its executive officers or other employees. However, through Tower US, the Company makes contributions to a 401(k) plan on behalf of each of Tower US’s employees, including executive officers, equal to 3% of their base salaries up to the contribution limit as prescribed by the U.S. Internal Revenue Service. In Fiscal Year 2023, contributions totaling $4,821 were made by Tower US on behalf of the named executive officers.

Compensation Risk Management

The Board annually reviews and approves the Company’s strategic plan, considering business opportunities, level of risks consistent with the Company’s risk appetite, cost implications, health, safety and environmental standards and alignment with the objectives at the Company’s Livengood Gold Project in Alaska. At the present, these objectives are focused primarily on completing the ongoing project optimization work plan and maintaining the baseline environmental data collection program, as required to support future permitting. In the Compensation Committee’s view, this focus in and of itself provides a lower risk profile and reduces the risk that compensation matters will not be consistent with prudent risk-taking. The reduction in short-term incentives, such as cash bonuses, coupled with the continued use and emphasis on share-based compensation through longer term incentive stock options with deferred vesting provisions is a measure of time risk, focusing on longer-term performance.

The Board’s review of the Company’s compensation practices considers the business risk thereof to the Company in the context of the mineral resource industry. The Board reviews and approves annual corporate objectives in the context of approved annual budgets and maintains a formal system of corporate and financial authority levels to ensure compliance with the approved budget.

Effects of Internal Revenue Code Section 409A on Executive Compensation

Section 409A of the Internal Revenue Code generally affects the grants of most forms of deferred compensation. The Company’s compensation program is designed to comply with the final regulation of the U.S. Internal Revenue Service and other guidance with respect to Section 409A of the Internal Revenue Code and the Company expects to administer its compensation programs accordingly. The provisions of the NEO employment agreements include provisions to change the timing of payments of which may be required affecting any additional taxes or interest and amending agreements without impairing the economic benefits to the NEO, but in no event shall the Company be liable to any NEO for any taxes, penalties, or interest that may be due because of the application of Internal Revenue Code Section 409A.

Compensation Committee Report

The information contained in the following Compensation Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

This Report has been submitted by the following members of the Compensation Committee:

Edel Tully, Chair

Stuart Harshaw

Thomas Weng

Total Shareholder Return Performance – Performance Graph

The following chart compares the total cumulative shareholder return on $100 invested in Common Shares on December 31, 2018 with the cumulative total returns of the S&P/TSX Composite Index and S&P/TSX Global Gold Index for the five most recently completed financial years.

Cumulative Total Shareholder Return
International Tower Hill Mines vs S&P/TSX Composite Index and S&P/TSX Global
Gold Index

	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023
International Tower Hill Mines	100.00	103.85	265.38	140.38	82.69	113.46
S&P/TSX Composite Index	100.00	119.13	121.72	148.17	135.34	146.33
S&P/TSX Global Gold Index	100.00	139.88	168.85	156.31	148.71	152.06

As can be seen from the foregoing graph, the Company’s performance generally has sometimes exceeded and sometimes lagged the performance of the S&P/TSX Global Gold Index over the last five years. However, the volatility of the Company’s stock price over the period is greater than either the S&P/TSX Global Gold Index or the S&P/TSX Global Gold Index. During 2018 through 2023, the Company progressed on a number of opportunities with the potential for optimization and reducing costs of building and operating a mine at the Livengood Gold Project, announced on May 7, 2020, that the Company intended to update the pre-feasibility study, announced on October 6, 2020 that a $10.3 million financing was completed, produced a technical report on SEDAR entitled “NI 430101 Technical Report Pre-Feasibility Study of the Livengood Gold Project, Livengood Alaska, USA’ dated October 29, 2021 and signed December 17, 2021, produced a S-K 1300 Technical Report Summary on EDGAR “Pre-Feasibility Study of the Livengood Gold Project” signed February 23, 2022, and produced an update to the technical report “S-K 1300 Technical Report Summary “Pre-Feasibility Study of the Livengood Gold Project” filed with the Securities and Exchange Commission (the “SEC”) on October 17, 2023. The change in shareholder return can be generally attributed to the change in the gold price and changes to the technical studies.

Summary Compensation Table

The following table sets forth the compensation for each named executive officer (“NEO”) during the years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	All other compensation ($)		Total Compensation ($)
Karl Hanneman,	2023	160,710	-	-	47,075	66,282	(2)	274,067
CEO	2022	153,617	-	-	70,176	69,324	(3)	293,117
David Cross	2023	53,352	-	-	4,708	-		58,060
CFO	2022	55,358	-	-	7,018	-		62,376

(1)	Amounts represent the grant date fair value of option awards. The grant date fair value of option awards was calculated in accordance with Financial Accounting Standards Board Codification Topic 718. See Note 7 – Share Capital within the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the years ended December 31, 2023 and December 31, 2022, respectively, for a discussion of valuation assumptions for the option awards. Canadian dollar amounts were translated to U.S. dollars using the exchange rate on the date of grant.
(2)	Amount represents contributions to the Company’s 401(k) plan of $4,821 and $61,461, representing the fair value of the date of grant of 131,746 DSUs issued to Mr. Hanneman as a director of the Company on May 23, 2023.
(3)	Amount represents contributions to the Company’s 401(k) plan of $4,609 and $64,715, representing the fair value of the date of grant of 90,217 DSUs issued to Mr. Hanneman as a director of the Company on May 24, 2022.

The total compensation for NEOs decreased 7% between 2022 and 2023. Cash compensation for NEOs (salary and bonus) increased 2% between 2022 and 2023 as a result of translating Canadian dollar amounts to U.S. dollars. In May 2022 and May 2023, options were granted to the CEO and to the CFO as incentive compensation. The Company’s overall compensation to NEOs has been generally aligned to the progress made on advancing the Livengood Gold Project. The CEO has achieved substantially all performance objectives established by the Board while making progress in the optimization of the Livengood Gold Project. Such optimization, while significantly benefiting the Company and the Livengood Gold Project and positioning it for potential advantage in a rising gold market, does not necessarily translate into share price performance, which tends to be related to current gold prices.

Pay versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (as defined by SEC rules) and certain financial performance metrics of the Company for the last three fiscal years. In determining the “compensation actually paid” to our named executive officers, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT. The table below summarizes compensation values both as previously reported in our SCT, as well as the adjusted values required in this section for the 2021, 2022, and 2023 calendar years. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions.

The following table sets for the information concerning the compensation of our principal executive officer, or “PEO”, and the compensation of our other NEO for each of the years ending December 31, 2023, 2022, and 2021, as such compensation relates to our financial performance for each such year. The PEO for each of the years presented within the following tables was Karl L. Hanneman, Chief Executive Officer and Director. The other NEO for each of the years presented was David A. Cross, Chief Financial Officer.

Year	SCT Total for PEO	Compensation Actually Paid to PEO(1)	Average SCT Total for Non-PEO NEO	Average Compensation Actually Paid to Non-PEO NEO(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(3)	Net Loss (Dollars in thousands)
2023	$274,067	$177,331	$58,060	$57,198	$42.75	$3,398
2022	$293,117	$85,874	$62,376	$59,599	$31.16	$3,042
2021	$345,254	$260,029	$69,609	$61,643	$52.90	$5,980

(1)	The dollar amounts reported for the PEO under “Compensation Actually Paid” represent the amount of “Compensation Actually Paid” to the PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the PEO’s total compensation for each year to determine the compensation actually paid:

Reconciliation of PEO SCT Total and Compensation Actually Paid	2023	2022	2021
Total Compensation as reported in SCT	$274,067	$293,117	$345,254
Fair value of equity awards granted during year as reported in SCT	(47,075)	(70,176)	(121,914)
Fair value of equity compensation granted in current year – value at end of year-end (options)	45,366	38,761	68,286
Change in fair value from end of prior year to vesting date for awards made in prior years that vested during current year	(8,730)	(4,586)	7,388
Change in fair value from end of prior year to end of current year for awards made in prior years that were unvested at end of current year	1,824	(7,880)	(16,124)
Fair value of awards forfeited in current year determined at end of prior year	(103,362)	(137,279)	-
Fair value of all other compensation as reported in SCT	(66,282)	(69,324)	(73,340)
Fair value of other compensation (401k match)	4,821	4,609	4,500
Fair value of equity compensation granted in current year – value at end of year-end (DSUs)	76,702	38,632	45,979
Compensation Actually Paid	$177,331	$85,874	$260,029

(2)	The dollar amounts reported for the NEO under “Compensation Actually Paid’ represent the amount of “Compensation Actually Paid” to the NEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEO’s total compensation for each year to determine the compensation actually paid:

Reconciliation of NEO SCT Total and Compensation Actually Paid	2023	2022	2021
Total Compensation as reported in SCT	$58,060	$62,376	$69,609
Fair value of equity awards granted during year as reported in SCT	(4,708)	(7,018)	(12,191)
Fair value of equity compensation granted in current year – value at end of year-end (options)	4,537	3,876	6,829
Change in fair value from end of prior year to vesting date for awards made in prior years that vested during current year	(873)	1,153	(992)
Change in fair value from end of prior year to end of current year for awards made in prior years that were unvested at end of current year	182	(788)	(1,612)
Fair value of awards forfeited in current year determined at end of prior year	-	-	-
Compensation Actually Paid	$57,198	$59,599	$61,643

(3)	For purposes of calculating the cumulative total shareholder return, the measurement period is the market close on the last trading day of 2020, through and including the end of the year for which cumulative total shareholder return is being calculated.

Analysis of the Information Presented in the Pay Versus Performance Tables

Because we are not a production stage mining company, we did not have any revenue from continuing operations during the periods presented. Consequently, we have not historically focused on net income (loss) as a performance measure for our executive compensation programs. Our net loss improved from approximately $6.0 million in 2021 to approximately $3.0 million and $3.4 million for the years 2022 and 2023, respectively. During the same periods, the compensation actually paid for our PEO decreased from $260,029 in 2021 to $85,874 in 2022, and increased to $177,331 in 2023. Compensation actually paid for our other NEO remained essentially unchanged, going from $61,643 in 2021 to $59,599 in 2022, and then to $57,198 in 2023.

The following graph shows the compensation actually paid to Mr. Hanneman and the amount of compensation actually paid to Mr. Cross during the periods presented and total shareholder return over those periods. Total Shareholder return was negative during 2021, 2022, and 2023. Mr. Hanneman’s compensation actually paid showed a decrease year over year and the amount of compensation actually paid to Mr. Cross remained approximately flat.

We utilize performance measures to align executive compensation with performance, but those tend not to be financial performance measures, such as total shareholder return. For example, as described in more detail above in the section “Executive Compensation – Compensation Discussion and Analysis,” our named executive officers are eligible to receive short term bonuses which are designed to provide appropriate incentives to our executives to achieve defined annual individual and corporate goals. Additionally, we believe stock options and DSUs, which are an integral part of our executive compensation program, are closely related to the Company’s performance, although not directly tied to total shareholder return, because their value is directly correlated to the market price of our Common Shares and requires that the executive officer continues in our employment over the vesting period. As such, these stock option awards and DSUs strongly align our executive officers’ interests with those of our Shareholders by providing a continuing financial incentive to maximize long-term value for our Shareholders and by encouraging our executive officers to continue in our employment for the long-term.

Outstanding Equity Awards

The following table sets forth the option-based awards granted to the NEOs that were outstanding as at December 31, 2023 (based on vesting as it existed at December 31, 2023):

Outstanding Equity Awards at 2023 Fiscal Year End
	Number of	Number of
Name	Securities	Securities
	Underlying	Underlying	Option
	Unexercised	Unexercised	Exercise
	Options	Options	Price	Option	Option
	# Exercisable	# Unexercisable	(C$)	Grant Date	Expiration Date
Karl Hanneman	250,000	-	1.35	October 23, 2017	February 1, 2025
CEO/Director	332,417	-	0.61	March 21, 2018	March 21, 2024
	150,000	-	0.85	August 8, 2019	August 8, 2025
	150,000	-	0.92	May 27, 2020	May 27, 2026
	150,000	-	1.31	May 25, 2021	May 25, 2027
	100,000	50,000	0.92	May 24, 2022	May 24, 2028
	50,000	100,000	0.63	May 23, 2023	May 23, 2029
David Cross	30,000	-	0.92	May 27, 2020	May 27, 2026
CFO	15,000	-	1.31	May 25, 2021	May 25, 2027
	10,000	5,000	0.92	May 24, 2022	May 24, 2028
	5,000	10,000	0.63	May 23, 2023	May 23, 2029

Except as otherwise noted, the Company has not granted any share-based awards to NEOs, and there are no estimated future payouts under non-equity or equity incentive plan awards. Each option vests one-third upon grant and one-third on each of the first anniversary and the second anniversary of the grant date.

None of the NEOs exercised option-based awards during the year ended December 31, 2023.

Employment Agreements, Termination and Change of Control Benefits

Karl Hanneman (CEO)

Effective March 12, 2018, Karl Hanneman, the Company’s CEO, entered into a new employment agreement with Tower US. Under the new employment agreement, Mr. Hanneman continues to be responsible for all duties normally incidental to the position of CEO. However, due to a 50% reduction in the amount of time required to perform those duties as the scope of work the Company is performing is reduced, the base salary Mr. Hanneman is entitled to receive was reduced by 50% in 2018 from $300,000 to $150,000 per year, which amount is subject to periodic adjustment by the Compensation Committee and may be increased. Mr. Hanneman continues to be eligible for an annual performance bonus targeted at 100% of his base salary. The new employment agreement also provides for standard benefits and contains customary confidentiality and non-competition provisions.

The employment agreement with Mr. Hanneman is for an indefinite term and is an “at will” agreement, which means that either Tower US or Mr. Hanneman may terminate the employment relationship without notice and without payment of any compensation (including voluntary resignation, retirement, or termination with cause) except as otherwise provided. Mr. Hanneman’s employment agreement specifically provides for a severance payment upon termination under certain events. Under the terms of the employment agreement, the Company may terminate Mr. Hanneman’s employment in its sole discretion without cause and for any reason whatsoever, in which event Mr. Hanneman would be entitled to receive an amount equal to his annual base salary plus the portion of annual bonus earned. Under the terms of the employment agreement, upon termination after a Change of Control (as defined below), Mr. Hanneman would be entitled to receive an amount equal to his annual base salary plus the annual performance bonus (at target), immediate vesting of any unvested stock options and continuation of medical benefits for a period of one year.

“Change of Control” means:

(a)	any person or group of affiliated or associated persons acquires more than 50% of the voting power of the Company;

(b)	the consummation of a sale of all or substantially all of the assets of the Company;

(c)	the liquidation or dissolution of the Company;

(d)	a majority of the members of the Board are replaced during any 12-month period by Board members whose nomination or election was not approved by the members of the Board at the beginning of such period (the “Incumbent Board”) (provided that any subsequent members of the Board whose nomination or election was previously approved by the Incumbent Board shall thereafter be also deemed to be a member of the Incumbent Board); or

(e)	the consummation of any merger, consolidation, or reorganization involving the Company in which, immediately after giving effect to such merger, consolidation or reorganization, less than 51% of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in the aggregate by the shareholders of the Company immediately prior to such merger, consolidation or reorganization. Notwithstanding the foregoing, in no event shall a Change of Control be deemed to occur in the event of a sale of Company securities or debt as part of a bona fide capital raising transaction or internal corporate reorganization.

David Cross (CFO)

Upon David Cross’s appointment as CFO on May 11, 2015, the Company and Mr. Cross entered into a consulting agreement, pursuant to which Mr. Cross has agreed to act as CFO of the Company. Mr. Cross received an initial grant of 30,000 incentive stock options on June 9, 2015, a subsequent grant of 30,000 incentive stock options on May 27, 2020, and a subsequent grant of 15,000 incentive stock options, on each of May 25, 2021, May 24, 2022, and May 23, 2023, respectively, and will be granted such further and additional incentive stock options as the Board may from time to time in its sole discretion determine, having regard to Mr. Cross’s position as a senior officer of the Company and his corresponding obligations in respect thereof, and his performance of the stipulated services under the agreement. The agreement does not provide for a fixed term, and is terminable by either the Company or Mr. Cross on 90 days’ notice, provided that the Company may terminate the agreement at any time upon notice if Mr. Cross is guilty of conduct that would, at common law, constitute just cause for summary dismissal of Mr. Cross if he were an employee of the Company, or if he is unwilling or unable to provide the stipulated services, either competently and efficiently or at all, or in the case of Mr. Cross declaring bankruptcy. No severance is payable other than as required by the notice provision (90 days).

Concurrent with the appointment of Mr. Cross as CFO, the Company entered into a consulting agreement with Cross Davis, a general accounting firm of which Mr. Cross is a partner. Pursuant to such agreement, Cross Davis provides corporate accounting support to the Company in exchange for a monthly fee of C$6,000 per month, plus any applicable provincial sales tax and/or Canadian federal Goods and Services Tax. If the Company requests Cross Davis to provide additional services not specifically set out in the agreement, then the Company will pay for such services at a fee to be agreed. The agreement does not provide for a fixed term and is terminable by either the Company or Cross Davis on 90 days’ notice, provided that the Company may terminate the agreement at any time upon notice if Cross Davis becomes bankrupt, or if it is unwilling or unable to provide the stipulated services, either competently and efficiently or at all. No payment is due upon termination other than as required by the notice provision (90 days).

The following table shows the estimated severance payment payable to the Company’s current NEOs if they were terminated on December 31, 2023 after a Change of Control.

Name	Salary ($)	Bonus ($)	Stock Option Awards	All Other Compensation ($)		Total ($)
Karl Hanneman, CEO	162,000	162,000	-	48,000	(1)	372,000
David Cross, CFO	N/A	N/A	-	C$18,000(2)		C$18,000

(1)	Estimated based on annual salary contribution to the 401(k)-plan subject to the contribution limit as prescribed by the Internal Revenue Service and continuation of medical benefits for a period of twelve months.
(2)	Represents the amount payable assuming the required 3 months’ notice is not given and therefore a payout of 3 months’ consulting fees is required.

Director Compensation

The Board has approved the payment of annual retainer fees to the non-management directors of the Company in recognition of the fact that service as a director in an active resource exploration and development company such as the Company requires a significant commitment of time and effort and the assumption of increasing liability. As part of the Company’s effort to reduce corporate overhead costs beginning in 2018, the annual retainer for non-Paulson and non-management directors was reduced to C$10,000 in 2018. The Company currently compensates management directors through DSU grants exclusively.

Pursuant to the IRA, the directors who are nominees of Paulson are not entitled to receive any salary or other compensation (including directors’ fees) for their service as directors. Accordingly, Mr. Kim (Chair) receives no compensation for serving on the Board.

All directors other than those nominated by Paulson, are entitled to participate in the Company’s DSU Plan. During the year ended December 31, 2023, the Company granted each of the members of the Board as of May 23, 2023 (other than directors nominated for election by Paulson) 131,746 DSUs for a total of 526,984 DSUs with a grant date fair value of C$0.63 per DSU, representing C$83,000 per director or C$332,000 in the aggregate. On July 12, 2023, the Company granted Dr. Tully 145,614 DSUs with a grant date fair value of C$0.57 per DSU, representing C$83,000 in connection with her appointment to the Board. Each DSU vested immediately upon being granted, but the underlying Common Shares are not issuable until the director ceases to serve as a director. For a general description of the terms and conditions of the DSU Plan, see “Securities Authorized for Issuance Under Equity Compensation Plans – DSU Plan – General Description of the DSU Plan” on page 37.

The Company reimburses all directors (including Paulson nominees) for their actual out-of-pocket costs incurred in attending Board and Board committee meetings. In addition, all directors have the benefit of customary directors’ and officers’ liability insurance providing coverage in amounts and terms satisfactory to Paulson. In addition, the Company is required to enter into indemnity agreements with each such director substantially in a form agreed by Paulson.

Director Compensation Table

The following table discloses all amounts of compensation provided to the Company’s non-management directors for the Company’s most recently completed financial year.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)(1)	Total ($)
Anton Drescher	7,413	-	61,461	68,874
Stuart Harshaw	7,413	-	61,461	68,874
Marcelo Kim(2)	-	-	-	-
Stephen Lang(3)	3,407	-	-	3,407
Christopher Papagianis(2)	-	-	-	-
Edel Tully(4)	4,324	-	62,939	67,263
Thomas Weng	7,413	-	61,461	68,874

(1)	Each director as of May 23, 2023, other than the Paulson nominees, received 131,746 DSUs having a fair value on the date of grant of $61,461. On July 12, 2023, Dr. Tully received 145,614 DSUs having a fair value on the date of grant of $62,939.
(2)	As nominees of Paulson under the IRA, neither Mr. Kim nor Mr. Papagianis is entitled to receive any compensation for acting as a director of the Company. Mr. Papagianis resigned from his position on the Board effective January 1, 2024.
(3)	Mr. Lang ended his service as a Director at the 2023 Annual General Meeting of Shareholders on May 23, 2023.
(4)	Dr. Tully was appointed as a Director effective June 18, 2023.

Director Outstanding Option-Based Awards

There were no option-based awards granted to non-management directors outstanding as at December 31, 2023 (based on vesting as it existed at December 31, 2023). During the year ended December 31, 2023, each of the Company’s non-management directors as of May 23, 2023 (other than the Paulson nominees) received a grant of 131,746 DSUs and on July 12, 2023, the Company granted Dr. Tully 145,614 DSUs. Each DSU vests immediately and will entitle the holder to receive an equivalent number of Common Shares when the director in question ceases to serve as a director.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth details of all equity compensation plans of the Company as of December 31, 2023, consisting of the Stock Option Plan and DSU Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (C$)	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plans
Equity Compensation Plans Approved by Securityholders	4,489,661	0.63	15,098,892
Equity Compensation Plans Not Approved by Securityholders	-	-	-
Total	4,489,661	0.63	15,098,892

The maximum number of Common Shares issuable pursuant to security-based compensation arrangements (including the Stock Option Plan and the DSU Plan) may not exceed 10% of the Common Shares issued and outstanding from time-to-time. As at December 31, 2023, the maximum aggregate number of Common Shares that could be issued under the Stock Option Plan and the DSU Plan was 19,588,553, representing 10% of the number of issued and outstanding Common Shares on that date (on a non-diluted basis). As at December 31, 2023, the Company had stock options to potentially acquire 1,787,049 Common Shares outstanding under the Stock Option Plan (representing approximately 0.91% of the outstanding Common Shares) and 2,702,612 DSUs outstanding under the DSU Plan (representing approximately 1.38% of the outstanding Common Shares), leaving up to 15,098,892 Common Shares available for future grants under the Stock Option Plan and DSU Plan combined based on the number of outstanding Common Shares as at that date on a non-diluted basis (representing an aggregate of approximately 7.71% of the outstanding Common Shares).

There were no amendments to the terms of any previously granted options or DSUs during the financial year ended December 31, 2023.

Table of Annual Burn Rate

The following table sets forth the annual burn rate of all equity compensation plans of the Company for the last three financial years. The annual burn rate is the number of awards granted each year, expressed as a percentage of the weighted average number of outstanding Common Shares of the Company at the end of each financial year.

	Stock Option Plan			DSU Plan
	2023	2022	2021	2023	2022	2021
Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	240,000	240,000	240,000	672,598	451,085	316,795
Weighted Average Number of Securities Outstanding	195,615,822	195,221,951	194,908,184	195,615,822	195,221,951	194,908,184
Burn Rate	0.12%	0.12%	0.12%	0.34%	0.23%	0.25%

Stock Option Plan

The Stock Option Plan was approved by shareholders of the Company in September 2006, and subsequently re-approved by the shareholders of the Company in November 2007, October 2008, and October 2009. The Stock Option Plan was subsequently amended and approved by shareholders in September 2012 and May 2015 and re-approved by shareholders of the Company in May 2018 and May 2021. The Stock Option Plan is a “rolling” plan, which means that the maximum number of Common Shares that may be issued pursuant to the exercise of options granted under the Stock Option Plan is 10% of the number of issued and outstanding Common Shares as at the date of grant. The Stock Option Plan must be re-approved by the shareholders of the Company every three years.

Purpose of the Stock Option Plan

The Stock Option Plan is intended as an incentive to enable the Company to attract and retain qualified directors, officers, employees and consultants of the Company and its affiliates, promote a proprietary interest in the Company and its affiliates among its employees, officers, directors, and consultants, and stimulate the active interest of such persons in the development and financial success of the Company and its affiliates.

General Description of the Stock Option Plan

The Stock Option Plan is administered by the Compensation Committee. Options are granted by the Board based upon the recommendations of the Compensation Committee. The following is a brief description of the Stock Option Plan, which description is qualified in its entirety by the Stock Option Plan.

1.	Options may be granted to Employees, Officers, Directors, Non-Employee Directors, Management Company Employees, and Consultants (all as defined in the Stock Option Plan) of the Company and its affiliates who are, in the opinion of the Compensation Committee, in a position to contribute to the success of the Company or any of its affiliates or who, by virtue of their service to the Company or any predecessors thereof or to any of its Affiliates, are in the opinion of the Compensation Committee, worthy of special recognition.

2.	The aggregate number of Common Shares that may be made issuable pursuant to options granted under the Stock Option Plan at any particular time, unless otherwise approved by shareholders, may not exceed that number which is equal to 10% of the Common Shares issued and outstanding at such time. For greater certainty, in the event options are exercised, expire, or otherwise terminate, the Company may (subject to such 10% limit) grant an equivalent number of new options under the Stock Option Plan and the Company may (subject to such 10% limit) continue to grant additional options under the Stock Option Plan as its issued capital increases, even after the Stock Option Plan has received regulatory acceptance and shareholder approval.

3.	The number of Common Shares subject to each option will be determined by the Board at the time of grant (based upon the recommendations of the Compensation Committee), provided that the maximum aggregate number of Common Shares issued pursuant to the exercise of options granted to insiders under the Stock Option Plan (together with those Common Shares which may be issued pursuant to any other security-based compensation plan of the Company or any other options for services granted by the Company) within a 12 month period shall not exceed 10% of the issued and outstanding number of Common Shares. Subject to the overall 10% limit described in 2 above, and the limitations on options to insiders as set forth above, there is no maximum limit on the number of options which may be granted to any one person.

4.	The exercise price of an option will be set by the Compensation Committee in its discretion, but such price shall be fixed in compliance with the applicable provisions of the TSX Company Manual in force at the time of grant and, in any event, will not be less than the closing price of the Common Shares on the TSX on the day prior to the option grant.

5.	Options may be exercisable for a period of up to ten years from the date of grant. The Stock Option Plan does not contain any specific provisions with respect to the causes of cessation of entitlement of any optionee to exercise his or her option, provided, however, that the Board may, at the time of grant, determine that an option will terminate within a fixed period (which is shorter than the option term) upon the ceasing of the optionee to be an eligible optionee (for whatever reason) or upon the death of the optionee, provided that, in the case of the death of the optionee, an option will be exercisable only within one year from the date of the optionee’s death.

6.	Notwithstanding the expiry date of an option set by the Board, the expiry date will be adjusted, without being subject to the discretion of the Board or the Compensation Committee, to take into account any blackout period imposed on the optionee by the Company. If the expiry date falls during, or within 10 business days after, a blackout period, then the expiry date of such option will, without any further action by the Compensation Committee or the Board, be extended to the close of business on the tenth business day after the end of such blackout period.

7.	The Stock Option Plan does not provide for any specific vesting periods. The Compensation Committee may, at the time of grant of an option, determine when that option will become exercisable and any applicable vesting periods, and may determine that that option will be exercisable in installments.

8.	On the occurrence of a takeover bid, issuer bid or going private transaction, the Board has the right to accelerate the date on which any option becomes exercisable and may, if permitted by applicable legislation, permit an option to be exercised conditional upon the tendering of the Common Shares thereby issued to such bid and the completion of, and consequent taking up of such Common Shares under, such bid or going private transaction.

9.	Options are non-assignable (except as specifically provided in the Stock Option Plan in the event of the death of the optionee), and may, during his or her lifetime, only be exercised by the optionee.

10.	The exercise price per Common Share under an option may be reduced, at the discretion of the Board (upon the recommendation of the Compensation Committee), if (a) at least six months has elapsed since the later of the date such option was granted and the date the exercise price for such option was last amended and (b) if required by the TSX, shareholder approval (including disinterested shareholder approval) is obtained.

11.	If there is any change in the number of Common Shares outstanding through any declaration of a stock dividend or any consolidation, subdivision or reclassification of the Common Shares, the number of Common Shares available under the Stock Option Plan, the Common Shares subject to any granted stock option and the exercise price thereof will be adjusted proportionately, subject to any approval required by the TSX. If the Company amalgamates, merges, or enters into a plan of arrangement with or into another corporation, and the Company is not the surviving or acquiring corporation, then, on any subsequent exercise of such option, the optionee will receive such securities, property, or cash which the optionee would have received upon such reorganization if the optionee had exercised his or her option immediately prior to the record date.

12.	The Stock Option Plan provides that, subject to the policies, rules and regulations of any lawful authority or regulatory body having jurisdiction over the Company (including the TSX), the Board may, at any time, without further action or approval by the shareholders of the Company, amend the Stock Option Plan or any option granted under the Stock Option Plan (or related stock option agreement) for administrative purposes or in such other respects as it may consider advisable including, without limitation, to:

(a)	ensure that the options granted under the Stock Option Plan will comply with any provisions respecting stock options in tax and other laws in force in any country or jurisdiction of which an optionee to whom an option has been granted may from time to time be resident or a citizen;

(b)	correct any defect or omission or reconcile any inconsistency in the Stock Option Plan, any option or option agreement;

(c)           change the vesting provisions of an option or the Stock Option Plan;

(d)           subject to (m) below, change termination provisions of an option;

(e)           add or modify a cashless exercise feature providing for payment in cash or securities upon the exercise of options;

(f)	ensure compliance with applicable laws or the requirements of the TSX or any regulatory body or stock exchange with jurisdiction over the Company;

(g)	add or change provisions relating to any form of financial assistance provided by the Company to participants under the Stock Option Plan that would facilitate the purchase of securities under the Stock Option Plan;

provided that shareholder approval shall be obtained for any amendment that results in:

(h)	an increase in the Common Shares issuable under options granted pursuant to the Stock Option Plan;

(i)	a change in the persons who qualify as participants eligible to participate under the Stock Option Plan;

(j)	a reduction in the exercise price of an option;

(k)	the cancellation and reissuance of any option;

(l)	the extension of the term of an option;

(m)	a change in the insider participation limit contained in subsection 5.1(b) (see paragraph 3 above);

(n)	options becoming transferable or assignable other than for the purposes described in section 10; and

(o)           a change in the amendment provisions contained in section 16 (the section which permits the foregoing amendments).

DSU Plan

The DSU Plan was adopted by the Company on April 4, 2017 and subsequently re-approved by the shareholders of the Company in May 2017, May 2020, and May 2021. (To synchronize the re-approval schedule for the DSU Plan and the 2006 Incentive Stock Option Plan, an ordinary resolution was placed before and approved by the shareholders at the May 25, 2021 meeting.) The DSU Plan must be re-approved by the shareholders of the Company every three years.

Purpose of the DSU Plan

The purpose of the DSU Plan is to allow the Company to grant DSUs, each of which is equivalent in value to a Common Share, to directors, officers and employees of the Company or a subsidiary of the Company in recognition of their contributions and to provide for an incentive for their continuing relationship with the Company. The granting of such DSUs is intended to promote a greater alignment of the interests of Eligible Persons with the interests of shareholders.

General Description of the DSU Plan

The DSU Plan is administered by the Compensation Committee. The following is a brief description of the DSU Plan, which description is qualified in its entirety by the DSU Plan.

1.	The Compensation Committee, from time to time in its sole discretion, may grant DSUs to Eligible Persons (“Participants”). In respect of each grant of DSUs, the Compensation Committee will determine on the date of any such grant (i) the number of DSUs allocated to the Participant, (ii) whether the Participant will be entitled to elect to receive a cash payment in lieu of Common Shares in respect of such DSUs on the Distribution Date (as defined below) (such DSUs, “Cash Option DSUs”), (iii) any vesting conditions that may be applicable to such grant, and (iv) such other terms and conditions of the DSUs applicable to the grant.

2.	Unless otherwise provided at the time of grant, DSUs will be fully vested upon being granted. One or more accounts (each, an “Account”) will be maintained by the Company in respect of each Participant and will be credited by means of a book-keeping entry with DSU’s granted to such Participant from time to time.

3.	Notwithstanding any other provision of the DSU Plan:

(a)	the maximum number of Common Shares issuable pursuant to outstanding DSUs at any time will be limited to 10% of the aggregate number of issued and outstanding Common Shares, provided that the maximum number of Common Shares issuable pursuant to outstanding DSUs and all other security-based compensation arrangements (which includes the Stock Option Plan), may not exceed 10% of the Common Shares outstanding from time to time;

(b)	the number of Common Shares reserved for issuance to any one Participant under all security-based compensation arrangements may not exceed 5% of the issued and outstanding Common Shares;

(c)	the number of Common Shares issuable to insiders (as defined in the TSX Company Manual), at any time, under all security-based compensation arrangements, may not exceed 10% of the issued and outstanding Common Shares; and

(d)	the number of Common Shares issued to insiders, within any one-year period, under all security-based compensation arrangements, may not exceed 10% of the issued and outstanding Common Shares.

For the purposes of the above limitations, issued and outstanding Common Shares are computed on a non-diluted basis. Any increase in the issued and outstanding Common Shares (whether as a result of the issue of Common Shares pursuant to DSUs or otherwise) will result in an increase in the number of Common Shares that may be issued pursuant to DSUs outstanding at any time and any increase in the number of DSUs granted will, upon the issue of Common Shares pursuant thereto, make new grants available under the DSU Plan. Further, if the acquisition of Common Shares by the Company for cancellation should result in the foregoing tests no longer being met, this will not constitute non-compliance with the above limitations for any grants outstanding prior to such purchase of Common Shares for cancellation. DSUs that are cancelled or terminated will result in the Common Shares that were reserved for issuance thereunder being available for a subsequent grant of DSUs pursuant to the DSU Plan to the extent of any Common Shares issuable thereunder that are not issued under such cancelled or terminated DSUs.

4.	A Participant who ceases to hold any office as a director, officer or employee of the Company or a subsidiary of the Company, including as a result of disability or death (the date of such cessation, the “Separation Date”), will have the right to receive, subject to adjustment where cash dividends are paid in Common Shares, that number of Common Shares from treasury (“Payment Shares”) equal to the number of DSUs in the Participant’s Account(s) or, in the case of Cash Option DSUs and upon the election of the Participant, a cash payment (a “Cash Payment”) in lieu of Payment Shares in respect of a portion or all of such DSUs, on the date (the “Distribution Date”) that the Participant may elect by written notice delivered to the Chief Financial Officer of the Company on or before November 15 of the calendar year following the calendar year in which the Separation Date occurs; provided however, that in no event will the Distribution Date be earlier than the Separation Date or later than December 1 of the calendar year following the calendar year in which the Separation Date occurs. If the Participant fails to deliver such notice, the Distribution Date will be deemed to be December 1 of the calendar year following the calendar year in which the Separation Date occurs.

5.	A Cash Payment, if applicable, will be equal to (a) the number of DSUs in respect of which the Participant has elected to receive cash in lieu of Payment Shares multiplied by (b) the Fair Market Value (as defined in the DSU Plan) of a Common Share on the Distribution Date.

6.	The Payment Shares and/or, where applicable, the Cash Payment will be issued or paid within ten (10) business days after the Distribution Date. Upon payment in full of the value of all the DSUs in the Participant’s Account(s) by way of Payment Shares and/or a Cash Payment, as the case may be, less any applicable withholding taxes, the DSUs will be cancelled, and no further payments will be made to the Participant under the DSU Plan.

7.	In the event: (a) of any change in the Common Shares through subdivision, consolidation, reclassification, amalgamation, merger or otherwise; (b) that any rights are granted to all or substantially all shareholders to purchase Common Shares at prices substantially below Fair Market Value as of the date of grant (other than the payment of dividends in respect of the Common Shares); or (c) that, as a result of any recapitalization, merger, consolidation or other transaction, the Common Shares are converted into or exchangeable for any other securities or property, the Board may make such adjustments to the DSU Plan, the agreements documenting each grant under the DSU Plan (the “DSU Agreements”) and the DSUs outstanding under the DSU Plan as the Board may, in its discretion, consider appropriate in the circumstances to prevent dilution or enlargement of the rights granted to Participants and/or to provide for the Participants to receive and accept such other securities or property in lieu of Common Shares as the Board in its discretion considers fair and appropriate in the circumstances, and the Participants will be bound by any such determination.

8.	The Board may amend, suspend, or discontinue the DSU Plan or amend any DSU or DSU Agreement at any time without the consent of any Participant, provided that such amendment, suspension, or termination will not adversely alter or impair the rights of any Participant in respect of any DSU previously granted to such Participant under the DSU Plan, except as otherwise permitted under the DSU Plan. In addition, the Board may, by resolution, amend the DSU Plan or any DSU granted under it (together with any related DSU Agreement) without shareholder approval; provided, however, that at any time while the Common Shares are listed for trading on the TSX, the Board will not be entitled to amend the DSU Plan or any DSU granted under it (together with any related DSU Agreement) without shareholder and, if applicable, TSX acceptance: (a) to increase the maximum number of Common Shares issuable pursuant to the DSU Plan; (b) to permit the assignment or transfer of a DSU other than as provided for in the DSU Plan; (c) to add to the categories of persons eligible to participate in the DSU Plan; (d) to remove or amend the limits on issuances to insiders under the DSU Plan; (e) to remove or amend the amendment provisions of the DSU Plan; or (f) in any other circumstances where TSX and shareholder approval is required by the TSX.

9.	If the Board terminates or suspends the DSU Plan, previously credited DSUs will remain outstanding and in effect in accordance with the terms of the DSU Plan.

10.	Except as required by law, the rights of a Participant under the DSU Plan are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged, or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant.

Outstanding Options and DSUs

Notwithstanding any other provision of the Stock Option Plan or the DSU Plan, the maximum number of Common Shares issuable pursuant to security-based compensation arrangements (including the Stock Option Plan and the DSU Plan) may not exceed 10% of the Common Shares outstanding from time to time.

As at April 11, 2024, the Company had stock options to potentially acquire 1,412,232 Common Shares outstanding under the Stock Option Plan (representing approximately 0.71% of the outstanding Common Shares) and 2,702,612 outstanding DSUs (representing approximately 1.35% of the outstanding Common Shares), leaving up to 15,854,500 Common Shares (representing approximately 7.94% of the outstanding Common Shares) available for future grants under the Stock Option Plan and the DSU Plan as at that date.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

No individual who is, or at any time during the last completed financial year was, a director or executive officer of the Company or who is a proposed nominee for election as a director of the Company, or any of their respective associates or affiliates, has been, at any time since January 1, 2023, the beginning of the Company’s last completed financial year, either (a) indebted to the Company or any of its subsidiaries or (b) indebted to an entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set forth elsewhere in this Proxy Statement, no informed person of the Company, proposed director of the Company, or any associate of affiliate of any informed person or proposed director has had any material interest, direct or indirect, in:

(a)	any transaction since January 1, 2023 (being the commencement of the Company’s last completed financial year); or

(b)	any proposed transaction,

which materially affected or would materially affect the Company or any of its subsidiaries. As defined in National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators, “informed person” means:

(a)	a director or executive officer of a reporting issuer;

(b)	a director or executive officer of a person or company that is itself an informed person or subsidiary of a reporting issuer;

(c)	any person or company who beneficially owns, directly or indirectly, voting securities of a reporting issuer or who exercises control or direction over voting securities of a reporting issuer or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of the reporting issuer other than voting securities held by the person or company as underwriter in the course of a distribution; and

(d)	a reporting issuer that has purchased, redeemed, or otherwise acquired any of its securities, for so long as it holds any of its securities.

MANAGEMENT CONTRACTS

The management functions of the Company during 2023 were not, to any substantial degree, performed by a person or persons other than the Company’s directors or senior officers.

PROPOSAL TWO – APPOINTMENT OF AUDITORS

The Audit Committee has recommended that Davidson & Company LLP (“Davidson”) be nominated for appointment at the Meeting as the Company’s independent auditors for the fiscal year ending December 31, 2024. Davidson are the current independent auditors for the Company and were first appointed as such on May 24, 2017.

Accordingly, unless such authority is withheld, the persons named in the accompanying proxy intend to vote for the appointment of Davidson as auditors of the Company for the financial year ending December 31, 2024, and to authorize the Directors to fix the auditors’ remuneration.

Representatives of Davidson are expected to be present at the Meeting, either in person or telephonically, and will have the opportunity to make a statement, if they desire. Also, Davidson will be available to respond to appropriate questions from shareholders.

Independent Auditors Fees

The following table provides amounts billed by Davidson, the Company’s independent auditors, for the fiscal years ended December 31, 2023 and December 31, 2022 for professional services rendered to the Company during the last two fiscal years:

	Audit Fees ($)(1)	Audit-Related Fees ($)(2)	Tax Fees ($)	All Other Fees ($)	Total Fees ($)
Fiscal Year Ended December 31, 2023	33,345	17,784	-	-	51,129
Fiscal Year Ended December 31, 2022	34,614	16,153	-	-	50,767

(1)	Audit fees represent fees for the audit of the Company’s consolidated annual financial statements and review in connection with regulatory financial filings.
(2)	Audit-related fees represent fees for the review of the Company’s interim financial statements.

The Audit Committee has established procedures for engagement of an independent registered public accounting firm to perform services other than audit, review, and attest services. To safeguard the independence of the Company’s auditor, for each engagement to perform such non-audit service, (a) the Company and the auditor affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable laws, rules, or regulations; (b) the Company describes the reasons for hiring the auditor to perform the services; and (c) the auditor affirms to the Audit Committee that it is qualified to perform the services. The Audit Committee has delegated to its Chair its authority to pre-approve such services in limited circumstances, and any such pre-approvals are reported to the Audit Committee at its next regular meeting. All services provided by Davidson in 2023 were permissible under applicable laws, rules and regulations and were pre-approved by the Audit Committee in accordance with its procedures.

Vote Required for Approval

With respect to the appointment of the auditors, the allowable votes are “For” and “Withhold”. “Withhold” votes do not represent “Against” votes. Accordingly, a single vote “For” will be sufficient to elect Davidson, who are proposed by the Company’s Audit Committee for appointment as the Company’s auditors for the fiscal year ending December 31, 2024.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF DAVIDSON & COMPANY LLP AS AUDITOR/INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following Audit Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

Audit Committee Report

The Audit Committee has reviewed and discussed with the Company’s management and Davidson, the Company’s independent auditors for the Fiscal Year 2023, the audited financial statements of the Company for the fiscal year ended December 31, 2023. The Audit Committee has also reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with Davidson the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received and reviewed the written disclosures and letter from Davidson required by applicable requirements of the Public Company Accounting Oversight Board regarding Davidson’s communications with the Audit Committee concerning independence and has discussed with Davidson its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

Submitted by the following members of the Audit Committee:

Anton Drescher, Chair

Stuart Harshaw

Thomas Weng

PROPOSAL THREE – ADVISORY VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, at the Meeting shareholders will be asked to approve the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The Company is asking shareholders to approve an advisory, non-binding resolution on compensation of its named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to the Fiscal Year 2024 executive compensation strategy and the compensation paid to the NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs as described in this Proxy Statement.

Although the vote on this proposal is advisory only, the Board and the Compensation Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

Vote Required for Approval

The affirmative vote of a simple majority (50% +1) of the votes eligible to vote at the Meeting and actually voted on Proposal Three is required to approve the matter. The allowable votes with respect to Proposal Three are “For” and “Against.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL FOUR – RE-APPROVAL OF 2017 DEFERRED SHARE UNIT INCENTIVE PLAN

Under the rules of the TSX, any equity-based compensation arrangement that does not have a fixed maximum number of securities issuable, and all unallocated rights and entitlements thereunder, must be approved by shareholders three years after institution. The DSU Plan was adopted by the Company on April 4, 2017 and subsequently approved by the shareholders of the Company in May 2017 and re-approved by the shareholders of the Company in May 2020. To synchronize the re-approval schedule for the DSU Plan and the 2006 Incentive Stock Option Plan, an ordinary resolution was placed before shareholders at the May 25, 2021 Meeting to re-approve the DSU Plan and approve any unallocated DSUs or entitlements thereunder. Accordingly, the DSU Plan was re-approved by the shareholders of the Company in May 2021.

While the maximum number of Common Shares issuable pursuant to security-based compensation arrangements (including the Stock Option Plan and the DSU Plan) may not exceed 10% of the Common Shares issued and outstanding from time-to-time, the maximum number of Common Shares that may be issued pursuant to the DSU Plan is not fixed. Accordingly, the DSU Plan and any unallocated entitlements thereunder must be approved every three years.

For a general description of the terms and conditions of the DSU Plan, see “Securities Authorized for Issuance Under Equity Compensation Plans – DSU Plan – General Description of the DSU Plan” on page 37. This general description of the DSU Plan is qualified in its entirety by reference to the complete text of the DSU Plan, which is attached as Appendix A to this Proxy Statement.

Shareholder Approval

At the Meeting, the shareholders of the Company will be asked to pass the following ordinary resolution, in substantially the following form, re-approving the Deferred Stock Unit Plan and approving any unallocated DSUs under the DSU Plan:

Required Re-approval of Deferred Stock Unit Plan

“RESOLVED, AS AN ORDINARY RESOLUTION, THAT:

1.	the Company’s 2017 Deferred Share Unit Plan (the “DSU Plan”) be and is hereby re-approved;

2.	the Company be and is hereby authorized to grant deferred share units (“DSUs”) pursuant to the terms and conditions of the DSU Plan entitling the holders of DSUs to receive Common Shares equal in number up to an aggregate fixed percentage of 10% of the issued and outstanding common shares (“Common Shares”) of the Company, provided that the maximum number of Common Shares issuable pursuant to outstanding DSUs and all other equity-based compensation arrangements (including the Company’s 2006 Incentive Stock Option Plan) may not exceed 10% of the number of Common Shares issued and outstanding from time to time, and all unallocated DSU and entitlements issuable pursuant to the DSU Plan be and are hereby specifically authorized and approved until May 29, 2027; and

3.	the directors of the Company are hereby authorized, to the extent permitted under the DSU Plan, to make such amendments to the DSU Plan as the directors of the Company may, in their sole discretion, determine are necessary, desirable or useful, including, without limiting the generality thereof, authority, from time to time, to make amendments to the DSU Plan without the approval of or further authority from the shareholders of the Company, but only as specifically permitted in the DSU Plan.”

The Board considers that the ability to grant DSUs is an important component of its compensation strategy and is necessary to enable the Company to compete for and attract and retain qualified directors, officers, employees, and consultants in the industry in which the Company operates. If the DSU Plan is not re-approved by the shareholders, existing grants will not be affected, but the Company will not be entitled to grant additional grants, and exercised, expired, or terminated options will not be available for re-grant. The Company’s officers and directors may be deemed to have an interest in this proposal as they are eligible to receive grants under the DSU Plan.

No additional grants have been approved as of the date of this Proxy Statement. As at April 11, 2024, there are nine persons eligible to participate in the DSU Plan.

Vote Required for Approval

The affirmative vote of a simple majority (50% +1) of the votes eligible to vote at the Meeting and actually voted on Proposal Four is required to re-approve the DSU Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RE-APPROVAL OF THE DSU PLAN.

PROPOSAL FIVE – RE-APPROVAL OF STOCK OPTION PLAN

The rules of the Toronto Stock Exchange (the “TSX”) require that, if a listed issuer has a stock option plan that does not have a fixed maximum number of shares issuable, the shareholders of the issuer must approve and re-affirm the stock option plan and any unallocated options every three years. As the three-year term prescribed by the TSX expires for the Stock Option Plan on May 25, 2024, an ordinary resolution will be placed before shareholders at the Meeting re-approving the Stock Option Plan and approving any unallocated options under the Stock Option Plan.

The only change made by the directors to the Stock Option Plan that was approved by the shareholders in 2012 is to amend Section 19.2 of the Stock Option Plan to extend the expiry date of the Stock Option Plan from December 31, 2018 until a date determined by the Board in its sole discretion.

The Stock Option Plan is intended as an incentive to enable the Company to attract and retain qualified directors, officers, employees and consultants of the Company and its affiliates, promote a proprietary interest in the Company and its affiliates among its employees, officers, directors, and consultants, and stimulate the active interest of such persons in the development and financial success of the Company and its affiliates. For a general description of the terms and conditions of the Stock Option Plan, see “Securities Authorized for Issuance Under Equity Compensation Plans – Stock Option Plan – General Description of the Stock Option Plan” on page 34. This general description of the Stock Option Plan is qualified in its entirety by reference to the complete text of the Stock Option Plan, which is attached as Appendix B to this Proxy Statement.

Shareholder Approval

At the Meeting, the shareholders of the Company will be asked to pass the following ordinary resolution, in substantially the following form, re-approving the Stock Option Plan and approving any unallocated options under the Stock Option Plan:

Required Re-approval of 2006 Incentive Stock Option Plan

“RESOLVED, AS AN ORDINARY RESOLUTION, THAT:

1.	the 2006 Incentive Stock Option Plan (the “Stock Option Plan”) of the Company be and is hereby approved, ratified and confirmed;

2.	the Company be and is hereby authorized to grant stock options pursuant to the terms and conditions of the Stock Option Plan over Common Shares equal in number up to an aggregate fixed percentage of 10% of the issued capital of the Company at the time of grant of any stock option from time to time, and all unallocated stock options issuable pursuant to the Stock Option Plan be and are hereby specifically authorized and approved until May 29, 2027; and

3.	the directors of the Company are hereby authorized, to the extent permitted under the Stock Option Plan, to make such amendments to the Stock Option Plan as the directors of the Company may, in their sole discretion, determine are necessary, desirable or useful, including, without limiting the generality thereof, authority, from time to time, to make amendments to the Stock Option Plan without the approval of or further authority from the shareholders of the Company, but only as specifically permitted in the Stock Option Plan.”

The Board considers that the ability to grant incentive stock options is an important component of its compensation strategy and is necessary to enable the Company to compete for and attract and retain qualified directors, officers, employees, and consultants in the industry in which the Company operates. If the Stock Option Plan is not re-approved by the shareholders, existing options will not be affected, but the Company will not be entitled to grant additional options, and exercised, expired, or terminated options will not be available for re-grant. The Company’s officers and directors may be deemed to have an interest in this proposal as they are eligible to receive grants under the Stock Option Plan.

No additional grants have been approved as of the date of this Proxy Statement. As at April 11, 2024, there are ten persons eligible to participate in the Stock Option Plan.

Vote Required for Approval

The affirmative vote of a simple majority (50% +1) of the votes eligible to vote at the Meeting and actually voted on Proposal Five is required to re-approve the Stock Option Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RE-APPROVAL OF THE STOCK OPTION PLAN.

OTHER MATTERS

The Board knows of no other matters to be brought before the Meeting. However, if other matters should come before the Meeting each person named in the proxy is entitled to vote such proxy in accordance with his own judgment on such matters.

Shareholder Proposals

Pursuant to the rules of the SEC, shareholder proposals intended to be presented at the 2025 annual general meeting of shareholders and to be included in the Company’s proxy materials for the 2025 annual general meeting of shareholders must be received by the Company at its registered office in Vancouver, British Columbia, by no later than December 20, 2024, which is 120 calendar days before the anniversary of the date the Company’s proxy statement is released to shareholders in connection with the previous year’s annual meeting, if such proposals are to be considered timely and included in the proxy materials. If the next annual general meeting of shareholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. The inclusion of any shareholder proposal in the proxy materials for the 2025 annual general meeting of shareholders will be subject to the applicable rules of the Securities and Exchange Commission.

Proxies for the 2025 annual general meeting of shareholders will confer discretionary authority to vote with respect to all proposals of which the Company does not receive proper notice by 45 days before the date on which the Company first sent its proxy materials for the prior year’s annual general meeting of shareholders. If the date of the meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the registrant sends its proxy materials for the current year.

The Company’s Articles do not provide a method for a shareholder to submit a proposal for consideration at the 2025 annual general meeting of shareholders. However, the BCBCA, in Division 7 of Part 5, “Shareholder Proposals”, sets forth the procedure by which a person who:

(a)	is a registered owner or beneficial owner of one or more Common Shares; and

(b)	has been a registered owner or beneficial owner of one or more such Common Shares for an uninterrupted period of at least 2 years before the date of the signing of the proposal,

may submit a written notice setting out a matter that the submitter wishes to have considered at the next annual general meeting of shareholders of the Company (a “proposal”). The BCBCA also sets out the requirements for a valid proposal and provides for the rights and obligations of the Company and the submitter upon a valid proposal being made. In general, for a proposal to be valid, it must be supported in writing by the holders of either at least 1% of the issued Common Shares or Common Shares having an aggregate value of CAD2,000, must contain certain information and must be submitted to the registered office of the Company at least three months before the anniversary of the Company’s last annual general meeting of shareholders.

Pursuant to the Company’s Articles, shareholder director nominations must be received by the Company not less than 30 days and not greater than 65 days prior to the date of the 2025 annual general meeting of shareholders, provided, however, that in the event that the 2025 annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice by a nominating shareholder may be made not later than the close of business on the tenth day following the date of such public announcement. Shareholders wishing to include director nominees in the Company’s proxy card for the 2025 annual meeting of shareholders must provide written notice to our Corporate Secretary by March 29, 2025, with all the names of the director nominees for whom such shareholder intends to solicit proxies. The notice must also meet all the requirements set forth in Rule 14a-19(b) under the Exchange Act.

In order for a shareholder to put forth a director nomination, the shareholder must deliver notice to the Secretary of the Company, which must set forth as to each person whom the shareholder proposes to nominate for election as a director: the name, age, business address and residential address of the person, the present principal occupation, business or employment of the person within the preceding five years, as well as the name and principal business of any company in which such employment is carried on, the citizenship of such person, the class or series and number of shares of the Company which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, and any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the BCBCA and other applicable securities laws.

Additionally, the nominating shareholder giving the notice must provide full particulars regarding any proxy, contract, agreement, arrangement or understanding pursuant to which such nominating shareholder has a right to vote or direct the voting of any shares of the Company and any other information relating to such nominating shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the BCBCA and other applicable securities laws.

Director nominees put forth by shareholders will receive the same consideration and evaluation by the CGNC as those put forth by the Company.

ADDITIONAL INFORMATION

Additional information regarding the Company and its business activities is available on the SEDAR+ website located at www.sedarplus.ca under “Company Profiles – International Tower Hill Mines Ltd.” and the SEC’s internet website at www.sec.gov. The Company’s financial information is provided in the Company’s comparative financial statements and related management discussion and analysis for its most recently completed financial year and may be viewed on the SEDAR+ website and the SEC’s website at the locations noted above. Shareholders of the Company may request copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed as the Company’s 2023 Annual Report on Form 10-K) and financial statements and related management discussion and analysis for the fiscal year ended December 31, 2023, by contacting the Corporate Secretary of the Company by mail at Suite 1570 – 200 Burrard Street, Vancouver, British Columbia, Canada V6C 3L6.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/Debbie Evans

Debbie Evans, Corporate Secretary

Vancouver, British Columbia, Canada

April 11, 2024

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APPENDIX A

INTERNATIONAL TOWER HILL MINES LTD.

2017 DEFERRED SHARE UNIT INCENTIVE PLAN

Dated for Reference April 4, 2017

ARTICLE 1
INTRODUCTION

1.1	Purpose

The purpose of this Plan is to recognize contributions made by Directors, Officers and Employees and to provide for an incentive for their continuing relationship with International Tower Hill Mines Ltd. and its Subsidiaries.

ARTICLE 2
INTERPRETATION

2.1	Definitions

For purposes of the Plan:

(a)	“Account” means an account maintained by the Corporation for each Participant and which shall be credited by means of a book-keeping entry with DSUs that are granted in accordance with the terms of the Plan and the applicable DSU Agreements;

(b)	“Applicable Withholding Amounts” is defined in Section 4.11(b) of the Plan;

(c)	“Board” means the Board of Directors of the Corporation as may be constituted from time to time;

(d)	“Cash Option DSUs” is defined in Section 4.1(a)(ii) of the Plan;

(e)	“Cash Payment” means a cash payment equal to (i) the number of DSUs in respect of which the applicable Participant has elected to receive a cash payment in lieu of Payment Shares pursuant to Section 4.8 multiplied by (ii) the Fair Market Value of a Share on the Distribution Date;

(f)	“Cash Settlement Notice” is defined in Section 4.8 of the Plan;

(g)	“Committee” means the Compensation Committee of the Board or such other committee of the Board as may be appointed by the Board to administer the Plan; provided, however, that if no such committee is in existence at any particular time and the Board has not appointed another committee of the Board to administer the Plan, all references in the Plan to “Committee” shall at such time be in reference to the Board;

(h)	“Corporation” means International Tower Hill Mines Ltd.;

(i)	“Director” means a director of the Corporation or a Subsidiary of the Corporation;

(j)	“Distribution Date” is defined in Section 4.6 of the Plan;

(k)	“Distribution Date Notice” is defined in Section 4.6 of the Plan;

(l)	“Dividend Equivalents” is defined in Section 4.4 of the Plan;

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(m)	“DSU” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Article 4;

(n)	“DSU Agreement” is defined in Section 4.2 of the Plan;

(o)	“Eligible Person” means any person who is a Director, Officer or Employee;

(p)	“Employee” means an employee of the Corporation or a Subsidiary of the Corporation, other than an Officer;

(q)	“Fair Market Value” of a Share, as at any date, means the weighted average of the prices at which the Shares traded on the TSX (or, if the Shares are not then listed and posted for trading on the TSX or are then listed and posted for trading on more than one stock exchange, on such stock exchange on which the majority of the trading volume of the Shares occurs) for the five (5) trading days on which the Shares traded on such exchange immediately preceding such date. In the event that the Shares are not listed and posted for trading on any stock exchange, the Fair Market Value of a Common Share shall be the fair market value of a Share as determined by the Board in its discretion, acting reasonably and in good faith;

(r)	“Insider” means an “insider” as that term is defined in Part I of the TSX Company Manual;

(s)	“Officer” means an officer of the Corporation or a Subsidiary of the Corporation;

(t)	“Participant” means an Eligible Person to whom a grant of DSUs is made in accordance with the Plan;

(u)	“Payment Shares” is defined in Section 4.7(a) of the Plan;

(v)	“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, fund, organization or other group of organized persons, government, government regulatory authority, governmental department, agency, commission, board, tribunal, dispute settlement panel or body, bureau, court, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

(w)	“Plan” means this Deferred Share Unit Incentive Plan as amended, restated, supplemented or otherwise modified from time to time;

(x)	“Security Based Compensation Arrangement” means a “security based compensation agreement” as that term is defined in Part VI of the TSX Company Manual;

(y)	“Separation Date” means, in respect of a Participant, the date on which such Participant Terminated Service, and, for greater certainty, the Separation Date shall not be delayed or otherwise affected by any deemed notice periods or extensions of leave or salary and benefits;

(z)	“Share” means a common share without par value in the capital of the Corporation or, in the event of an adjustment contemplated by Section 4.9, such other number or type of securities as the Committee may determine;

(aa)	“Subsidiary” means a “subsidiary” as that term is defined in the Business Corporations Act (British Columbia);

(bb)	“Terminated Service” means that the Participant has ceased to hold any office as a Director, Officer or Employee, including as a result of disability or death;

(cc)	“TSX” means the Toronto Stock Exchange; and

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(dd)	“TSX Company Manual” means the Toronto Stock Exchange Company Manual, as amended from time to time.

2.2	Interpretation

(a)	Words in the singular include the plural and words in the plural include the singular.

(b)	The headings in this document are for convenience and reference only and shall not be deemed to alter or affect any provision hereof.

(c)	The words “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions mean or refer to this document as a whole and not to any particular Article, Section, paragraph or other part hereof.

(d)	Wherever the word “include”, “includes” or “including” is used, it shall be deemed to be followed by the words “without limitation”.

(e)	Whenever the Board or, where applicable, the Committee or any sub-delegate of the Committee is to exercise discretion in the administration of the terms and conditions of the Plan, the term “discretion” means the sole and absolute discretion of the Board or the Committee or the sub-delegate of the Committee, as the case may be.

(f)	Unless otherwise specified, all references to money amounts are to Canadian currency.

ARTICLE 3
ADMINISTRATION OF THE PLAN

3.1	Administration of the Plan

(a)	Except for matters that are under the jurisdiction of the Board as specified under the Plan or as required by law and subject to Section 3.1(b), the Plan shall be administered by the Committee and the Committee has sole and complete authority, in its discretion, to:

(i)             interpret and construe any provision hereof and decide all questions of fact arising in their interpretation;

(ii)            adopt, amend, suspend and rescind such rules and regulations for administration of the Plan as the Board may deem necessary in order to comply with the requirements of the Plan, or in order to conform to any law or regulation or to any change in any laws or regulations applicable thereto;

(iii)          exercise rights reserved to the Corporation under the Plan;

(iv)          take any and all actions permitted by the Plan;

(v)           prescribe forms for notices to be prescribed by the Corporation under the Plan; and

(vi)          make any other determinations and take such other action in connection with the administration of the Plan that it in good faith deems necessary or advisable.

The Committee’s determinations and actions under the Plan are final, conclusive and binding on the Corporation, the Participants and all other Persons.

(b)	To the extent permitted by applicable law, the Committee may, from time to time, delegate to any specified officer of the Corporation all or any of the powers of the Committee. In such event, the specified officer shall exercise the powers delegated to it by the Committee in the manner and on the terms authorized by the Committee. Any decision made or action taken by the specified officer arising out of or in connection with the administration or interpretation of the Plan in this context is final, binding and conclusive on the Corporation, the Participants and all other Persons.

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3.2	Eligibility

Any individual who at the relevant time is an Eligible Person is eligible to participate in the Plan. Eligibility to participate does not confer upon any individual a right to receive a grant of DSUs pursuant to the Plan.

3.3	Exemption from Plan Participation

Notwithstanding any other provision of the Plan, if a Participant is resident in a jurisdiction in which a grant of DSUs under the Plan might be considered to be income which is subject to taxation at the time of such grant, the Participant may elect not to participate in the Plan by providing a written notice to the Chief Financial Officer of the Corporation.

3.4	Discretionary Relief

Notwithstanding any other provision hereof, the Board may, in its discretion, waive any condition set out herein if it determines that specific individual circumstances warrant such waiver.

ARTICLE 4
DEFERRED SHARE UNITS

4.1	Grant of Deferred Share Units

(a)	The Committee may, from time to time in its discretion, grant DSUs to Eligible Persons and, upon such grant, such Eligible Persons shall become Participants in the Plan. For greater certainty, such DSUs shall be governed by the provisions of the Plan and the respective DSU Agreement (as defined below). In respect of each grant of DSUs, the Committee shall determine on the date of such grant:

(i)             the number of DSUs allocated to the Participant;

(ii)            whether the Participant shall be entitled to elect to receive a Cash Payment in lieu of Payment Shares in respect of such DSUs on the Distribution Date (such DSUs, “Cash Option DSUs”);

(iii)	any vesting conditions that may be applicable to such grant; and

(iv)          such other terms and conditions of the DSUs applicable to the grant.

(b)	The Corporation shall not make any grant of DSUs pursuant to the Plan unless and until such grant or issuance and delivery can be completed in compliance with all applicable laws, including tax regulations, and all other regulations, rules, orders of governmental or regulatory authorities and the requirements of all applicable stock exchanges upon which Shares are listed. The Corporation shall be obligated to take all reasonable action to comply with any such laws, regulations, rules, orders or requirements.

(c)	One or more accounts shall be maintained by the Corporation in respect of each Participant and shall be credited with DSUs granted to such Participant from time to time.

4.2	DSU Agreement

All grants of DSUs hereunder shall be documented by an agreement between the Corporation and the applicable Participant in substantially the form set out in Schedule B hereto (a “DSU Agreement”).

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4.3	Vesting

Unless otherwise provided at the time of grant, DSUs shall be fully vested upon being granted.

4.4	Adjustments for Dividends

Subject to Section 5.2(c), where a cash dividend is paid on Shares, any DSU granted to a Participant prior to the record date for such dividend shall be adjusted so that the number of Payment Shares that shall be issued in respect of a DSU, or shall be issuable for the purposes of determining the Cash Payment in respect of a DSU pursuant to Section 4.7 or 4.8, as the case may be, shall be increased by the amount which is the quotient obtained by dividing the amount of the dividend per Share by the Fair Market Value of a Share as of the record date for such dividend, with fractions computed to three decimal places (“Dividend Equivalents”). The foregoing does not obligate the Corporation to declare or pay dividends on Shares and nothing in the Plan shall be interpreted as creating such an obligation.

4.5	Reporting of Deferred Share Units

The Corporation shall provide each Participant with a statement of his or her Account(s) on an annual basis.

4.6	Distribution Date Election

For the purposes of Sections 4.6, 4.7 and 4.8, where the Participant is deceased and the context requires, references to “Participant” shall be in reference to the Participant’s estate and where the Participant is required to make an election, the legal representative of the Participant’s estate may make such election. A Participant who has Terminated Service shall have the right to receive Payment Shares or, where applicable, a Cash Payment in respect of DSUs recorded in the Participant’s Account(s) in accordance with Sections 4.7 or 4.8, as applicable, on the date (the “Distribution Date”) as the Participant may elect by written notice (a “Distribution Date Notice”) delivered to the Chief Financial Officer of the Corporation on or before November 15 of the calendar year following the calendar year in which the Separation Date occurs; provided, however, that in no event shall the Distribution Date be earlier than the Separation Date or later than December 1 of the calendar year following the calendar year in which the Separation Date occurs. If the Participant fails to deliver a Distribution Date Notice as provided herein, the Distribution Date shall be deemed to be December 1 of the calendar year following the calendar year in which the Separation Date occurs.

4.7	Distribution of Deferred Share Units in Payment Shares

Subject to Sections 4.8 and 4.11:

(a)	The Corporation shall, within ten (10) business days after the Distribution Date, issue to the Participant that number of treasury Shares equal to the number of DSUs in the Participant’s Account(s) that became payable on the Distribution Date (the “Payment Shares”), provided that the Corporation shall not be required to issue any fractional share or make any payment in lieu thereof.

(b)	The Corporation shall not be required to issue or cause to be delivered Payment Shares or issue or cause to be delivered certificates evidencing Payment Shares, unless and until such issuance and delivery can be completed in compliance with the applicable laws, regulations, rules, orders of governmental or regulatory authorities and the requirements of all applicable stock exchanges upon which Shares are listed. The Corporation shall be obligated to take all reasonable action, on a timely basis, to comply with any such laws, regulations, rules, orders, or requirements.

4.8	Distribution of Deferred Share Units as Cash Payment

In the event any DSUs in the Participant’s Account(s) are Cash Option DSUs and the Participant elects to receive a cash payment in lieu of Payment Shares in respect of a portion or all of such DSUs by providing a written notice to the Chief Financial Officer of the Corporation at least fifteen (15) business days prior to the Distribution Date (a “Cash Settlement Notice”), subject to Section 4.11, the Participant shall be entitled to receive a Cash Payment, which shall be paid to the Participant within ten (10) business days after the Distribution Date. If the Participant fails to deliver a Cash Settlement Notice as provided in this Section 4.8, the Participant shall be issued Payment Shares in respect of all of the DSUs in the Participant’s Account(s) in accordance with Section 4.7.

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4.9	Adjustments to Deferred Share Units

In the event: (a) of any change in the Shares through subdivision, consolidation, reclassification, amalgamation, merger or otherwise; or (b) that any rights are granted to all or substantially all shareholders to purchase Shares at prices substantially below Fair Market Value as of the date of grant (other than the payment of dividends in respect of the Shares as contemplated by Section 4.4); or (c) that, as a result of any recapitalization, merger, consolidation or other transaction, the Shares are converted into or exchangeable for any other securities or property, the Board may make such adjustments to the Plan, the DSU Agreements and the DSUs outstanding under the Plan as the Board may, in its discretion, consider appropriate in the circumstances to prevent dilution or enlargement of the rights granted to Participants hereunder and/or to provide for the Participants to receive and accept such other securities or property in lieu of Shares as the Board in its discretion considers fair and appropriate in the circumstances, and the Participants shall be bound by any such determination.

4.10	U.S. Taxpayers

The rules set forth in Schedule A hereto apply to any Participant who is a U.S. Taxpayer (as defined therein) and form a part of the Plan.

4.11	Taxes

(a)	A Participant shall be solely responsible for reporting and paying income tax payable in respect of any Shares or cash received by the Participant under the Plan. The Corporation shall provide each Participant (or cause each Participant to be provided with) such information as may be required by applicable law to report income, if any, arising upon the grant or exercise of rights under the Plan by a Participant.

(b)	The Corporation shall have the power and the right to deduct or withhold, or require (as a condition of the issuance of Payment Shares or the payment of a Cash Payment, as the case may be) a Participant to remit to the Corporation, an amount to satisfy, in whole or in part, and as determined by the Corporation, federal, provincial, state, and local taxes, domestic or foreign, required by law to be withheld (including any social insurance or social security contributions, including under the Canada Pension Plan) with respect to any taxable event arising as a result of the Plan, including the grant of DSUs or the issuance of Payment Shares or payment of a Cash Payment under the Plan (collectively, “Applicable Withholding Amounts”). The Corporation shall have the irrevocable right to set off, and the Participant consents to the Corporation setting off, Applicable Withholding Amounts, in whole or in part, against amounts otherwise owing by the Corporation to such Participant (whether arising pursuant to the Participant relationship as an Officer or Employee or as a result of the Participant providing services on an ongoing basis to the Corporation or otherwise), or may make such other arrangements as are satisfactory to the Participant and the Corporation. In addition, the Corporation may elect, in its sole discretion, to satisfy Applicable Withholding Amounts, in whole or in part, by withholding such number of Payment Shares as it determines are required to be sold by the Corporation, as agent on behalf of the Participant, to satisfy Applicable Withholding Amounts net of selling costs (which costs shall be the responsibility of the Participant and which shall be and are authorized to be deducted from the proceeds of sale). The Participant consents to such sale and grants to the Corporation an irrevocable power of attorney to effect the sale of such Payment Shares and acknowledges and agrees that the Corporation does not accept responsibility for the price obtained on the sale of such Payment Shares. Any amounts in excess of Applicable Withholding Amounts received by the Corporation pursuant to such sale (net of selling costs) shall be paid to the Participant as soon as reasonably practicable following such sale. Any reference in the Plan to the issuance of Payment Shares pursuant to Section 4.7 or the payment of a Cash Payment pursuant to Section 4.8 is expressly subject to this Section 4.11(b).

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4.12	DSUs Non-Transferable

Except as required by law, the rights of a Participant hereunder are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant.

4.13	Effect of Payment

Upon payment in full of the value of all of the DSUs in the Participant’s Account(s) by way of Payment Shares and/or a Cash Payment, as the case may be, less Applicable Withholding Amounts, the DSUs shall be cancelled and no further payments shall be made to the Participant under the Plan.

ARTICLE 5
GENERAL

5.1	Limits on Issuances

Notwithstanding any other provision of the Plan:

(a)	the maximum number of Shares issuable pursuant to outstanding DSUs at any time shall be limited to 10.0% of the aggregate number of issued and outstanding Shares, provided that the maximum number of Shares issuable pursuant to outstanding DSUs and all other Security Based Compensation Arrangements, shall not exceed 10.0% of the Shares outstanding from time to time;

(b)	the number of Shares reserved for issuance to any one Participant under all Security Based Compensation Arrangements shall not exceed 5.0% of the issued and outstanding Shares;

(c)	the number of Shares issuable to Insiders, at any time, under all Security Based Compensation Arrangements, shall not exceed 10.0% of the issued and outstanding Shares; and

(d)	the number of Shares issued to Insiders, within any one year period, under all Security Based Compensation Arrangements, shall not exceed 10.0% of the issued and outstanding Shares.

For the purposes of this Section 5.1, issued and outstanding Shares are computed on a non-diluted basis. Any increase in the issued and outstanding Shares (whether as a result of the issue of Shares pursuant to DSUs or otherwise) will result in an increase in the number of Shares that may be issued pursuant to DSUs outstanding at any time and any increase in the number of DSUs granted will, upon the issue of Shares pursuant thereto, make new grants available under the Plan. Further, if the acquisition of Shares by the Corporation for cancellation should result in the foregoing tests no longer being met, this shall not constitute non-compliance with this Section 5.1 for any grants outstanding prior to such purchase of Shares for cancellation.

DSUs that are cancelled or terminated shall result in the Shares that were reserved for issuance thereunder being available for a subsequent grant of DSUs pursuant to the Plan to the extent of any Shares issuable thereunder that are not issued under such cancelled or terminated DSUs.

5.2	Amendment, Suspension, or Termination of Plan

(a)	The Board may amend, suspend or discontinue the Plan or amend any DSU or DSU Agreement at any time without the consent of any Participant, provided that such amendment, suspension or termination shall not adversely alter or impair the rights of any Participant in respect of any DSU previously granted to such Participant under the Plan, except as otherwise permitted hereunder. In addition, the Board may, by resolution, amend the Plan or any DSU granted under it (together with any related DSU Agreement) without shareholder approval; provided, however, that at any time while the Shares are listed for trading on the TSX, the Board shall not be entitled to amend the Plan or any DSU granted under it (together with any related DSU Agreement) without shareholder and, if applicable, TSX approval: (i) to increase the maximum number of Shares issuable pursuant to the Plan; (ii) to permit the assignment or transfer of a DSU other than as provided for in the Plan; (iii) to add to the categories of persons eligible to participate in the Plan; (iv) to remove or amend Section 5.1(c), or Section 5.1(d); (v) to remove or amend this Section 5.2(a); or (vi) in any other circumstances where TSX and shareholder approval is required by the TSX.

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(b)	Without limitation of Section 5.2(a), the Board may (i) correct any defect in the manner and to the extent or reconcile any inconsistency in the Plan and (ii) establish, amend, and rescind any rules and regulations relating to the Plan it deems necessary or desirable for the administration of the Plan.

(c)	If the Board terminates or suspends the Plan, previously credited DSUs shall remain outstanding and in effect in accordance with the terms of the Plan. If DSUs remain outstanding after Plan termination or suspension, such DSUs shall not be entitled to Dividend Equivalents unless at the time of termination or suspension the Committee determines that the entitlement to Dividend Equivalents after termination or during suspension, as applicable, should be continued. Subject to the foregoing sentence, if the Board terminates or suspends the Plan, no new DSUs shall be credited to the Account(s) of a Participant.

5.3	Compliance with Laws

The administration of the Plan shall be subject to and made in conformity with all applicable laws and any applicable regulations of a duly constituted regulatory authority. Should the Committee, in its discretion, determine that it is not feasible or desirable to issue Payment Shares in respect of DSUs due to such laws or regulations, such obligation shall be satisfied by means of an equivalent cash payment (equivalence being determined on a before-tax basis). If the Committee determines that the listing, registration or qualification of the Shares subject to the Plan upon any securities exchange or under any provincial, state, federal or other applicable law, or the consent or approval of any governmental body or stock exchange is necessary or desirable, as a condition of, or in connection with, the crediting of DSUs or the issue of Payment Shares hereunder, the Corporation shall be under no obligation to credit DSUs or issue Payment Shares hereunder unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

5.4	Reorganization of the Corporation

The existence of any DSUs shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or to create or issue any bonds, debentures, shares or other securities of the Corporation or to amend or modify the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Corporation, or any amalgamation, combination, merger or consolidation involving the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

5.5	Assignment

Rights and obligations under the Plan may be assigned by the Corporation to a successor in the business of the Corporation, any company resulting from any amalgamation, reorganization, combination, merger or arrangement of the Corporation, or any company acquiring all or substantially all of the assets or business of the Corporation.

5.6	Participation is Voluntary; No Additional Rights

The participation of any Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment or service nor a commitment on the part of the Corporation to ensure the continued employment or service of such Participant. Nothing in the Plan shall be construed to provide the Participant with any rights whatsoever to participate or continue participation in the Plan or to compensation or damages in lieu of participation, whether upon termination of service as a Director, Officer or Employee or otherwise. The Corporation does not assume responsibility for the personal income or other tax consequences for the Participants and they are advised to consult with their own tax advisors.

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5.7	No Shareholder Rights

Under no circumstances shall DSUs be considered Shares or other securities of the Corporation, nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Shares or other securities of the Corporation, nor shall any Participant be considered the owner of Shares by virtue of the grant of DSUs.

5.8	Unfunded and Unsecured Plan

Unless otherwise determined by the Board, the Plan shall be unfunded and the Corporation shall not secure its obligations under the Plan. To the extent any Participant or his or her estate holds any rights by virtue of a grant of DSUs under the Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation.

5.9	Market Fluctuations

No amount shall be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of Shares, nor shall any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Corporation makes no representations or warranties to Participants with respect to the Plan or the Shares whatsoever. In seeking the benefits of participation in the Plan, a Participant agrees to accept all risks associated with a decline in the market price of Shares.

5.10	Participant Information

Each Participant shall provide the Corporation with all information (including personal information) required by the Corporation in order to administer the Plan. Each Participant acknowledges that information required by the Corporation in order to administer the Plan may be disclosed to the Board and other third parties in connection with the administration of the Plan. Each Participant consents to such disclosure and authorizes the Corporation to make such disclosure on the Participant’s behalf.

5.11	Indemnification

Each Director shall at all times be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses whatsoever, including any income tax liability arising from any such indemnification, that such Director may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the Director, otherwise than by the Corporation, for or in respect of any act done or omitted by the Director in respect of the Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgment rendered therein.

5.12	Governing Law

The Plan shall be governed by, and interpreted in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without regard to principles of conflict of laws.

APPROVED by the Board this 4th day of April, 2017.

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APPENDIX B

INTERNATIONAL TOWER HILL MINES LTD.
(the “Company”)

2006 INCENTIVE STOCK OPTION PLAN
(AS AMENDED MAY 30, 2018)

1.	Objectives

The Plan is intended as an incentive to enable the Company to:

(a)	attract and retain qualified directors, officers, employees and consultants of the Company and its Affiliates,

(b)	promote a proprietary interest in the Company and its Affiliates among its employees, officers, directors and consultants, and

(c)	stimulate the active interest of such persons in the development and financial success of the Company and its Affiliates.

2.	Definitions

As used in the Plan, the terms set forth below shall have the following respective meanings:

“Affiliate” has the meaning ascribed thereto in the Securities Act, as amended from time to time;

“Associate” has the meaning ascribed thereto in the Securities Act, as amended from time to time;

“Board” means the board of directors of the Company;

“Committee” means a committee of the Board that the Board may, in accordance with subsection 3.1, designate to administer the Plan;

“Consultant” shall have the meaning set forth in National Instrument 45-106, as amended or superseded from time to time;

“Company” means International Tower Hill Mines Ltd., a company subsisting under the Business Corporations Act (British Columbia) and its successor corporations;

“Director” means a member of the Board;

“Effective Amendment Date” means September 19, 2012;

“Employees” means an employee of the Company or any of its Affiliates and includes:

(a)           an individual who is (or would be if he were employed in Canada) considered an employee of the Company or any of its Affiliates under the Income Tax Act (Canada);

(b)           an individual who works full-time for the Company or any of its Affiliates providing services normally provided by an employee and who is subject to the same direction and control by the Company or such Affiliate over the details and methods of work as an employee of the Company or such Affiliate; and

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(c)            an individual who works for the Company or any of its Affiliates on a continuing and regular basis for a minimum amount of time per week or month providing services normally provided by an employee and who is subject to the same control and direction by the Company or such Affiliate over the details of work as an employee of the Company or such Affiliate;

“Insider” has the same meaning ascribed thereto in the TSX Company Manual;

“Management Company Employee” means an Employee of a management company or other similar entity providing management services to the Company or an Affiliate of the Company (not including promotional or investor relations services);

“Non-Employee Director” means a director of the Company or of an Affiliate of the Company who is not an Employee or an Officer;

“Officer” has the meaning ascribed thereto in the Securities Act;

“Option” means an option to purchase Shares granted under or subject to the terms of the Plan;

“Option Agreement” means a written agreement between the Company and an Optionee that sets forth the terms, conditions and limitations applicable to an Option;

“Option Period” means the period for which an Option is granted;

“Optioned Shares” means the Shares for which an Option is or may become exercisable;

“Optionee” means a person to whom an Option has been granted under the terms of the Plan or who holds an Option that is otherwise subject to the terms of the Plan;

“Plan” means this Incentive Stock Option Plan of the Company;

“Securities Act” means the Securities Act (British Columbia), R.S.B.C. 1996 c.418, as amended from time to time;

“Shares” means common shares without par value in the capital stock of the Company as the same are presently constituted; and

“TSX” means the Toronto Stock Exchange or any successor thereto.

3.	Administration of the Plan

3.1	The Plan will be administered by a Committee of two or more Directors who may be designated from time to time to serve as the Committee for the Plan, all of the sitting members of which shall be current Directors. Notwithstanding the existence of any such Committee, the Board itself will retain independent and concurrent power to undertake any action hereunder delegated to the Committee, whether with respect to the Plan as a whole or with respect to individual Options granted or to be granted under the Plan.

3.2	Subject to the limitations of the Plan, the Committee shall have full power to grant Options, to determine the terms, limitations, restrictions and conditions respecting such Options and to settle, execute and deliver Option Agreements and bind the Company accordingly, to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper and to reserve, allot, fix the price of and issue Shares pursuant to the grant and exercise of Options, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan.

3.3	Any decision of the Committee in the interpretation and administration of the Plan shall lie within its absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee shall be liable for anything done or omitted to be done by such member, by any other member of the Committee or by any officer of the Company, in connection with the performance of any duties under the Plan, except those which arise from such member’s own wilful misconduct or as expressly provided by statute.

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3.4	The Company shall pay all administrative costs of the Plan.

4.	Eligibility for Options

4.1	Options may be granted to Employees, Officers, Directors (including Non-Employee Directors), Management Company Employees, and Consultants of the Company and its Affiliates who are, in the opinion of the Committee, in a position to contribute to the success of the Company or any of its Affiliates or who, by virtue of their service to the Company or any predecessors thereof or to any of its Affiliates, are in the opinion of the Committee, worthy of special recognition. Except as may be otherwise set out in this Plan, the granting of Options is entirely discretionary. Nothing in this Plan shall be deemed to give any person any right to participate in this Plan or to be granted an Option and the designation of any Optionee in any year or at any time shall not require the designation of such person to receive an Option in any other year or at any other time. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the amounts and terms of their respective Options.

4.2	If an Optionee who is granted an Option is an Employee, Management Company Employee or Consultant of the Company or any of its Affiliates, the Option Agreement pertaining to such Option shall contain a representation by the Optionee that the Optionee is a bona fide Employee, Management Company Employee or Consultant of the Company or its Affiliates.

4.3	Any options over securities of the Company previously granted by the Company which remain outstanding as at September 19, 2012 (including Options granted prior to the Effective Amendment Date) will be deemed to have been issued under and will be governed by the terms of the Plan, as amended, provided that, in the event of inconsistency between the terms of the agreements governing such options previously granted and the terms of the Plan, as amended, the terms of such agreements shall govern.

4.4	Subject to any applicable regulatory approvals, Options may also be granted under the Plan in exchange for outstanding options granted by the Company or any predecessor Company thereof or any Affiliate thereof, whether such outstanding options were granted under the Plan, under any other stock option plan of the Company or any predecessor Company or any Affiliate thereof, or under any stock option agreement with the Company or any predecessor Company or Affiliate thereof.

4.5	Subject to any applicable regulatory approvals, Options may also be granted under the Plan in substitution for outstanding options of one or more other companies in connection with a plan of arrangement or exchange, amalgamation, merger, consolidation, acquisition of property or shares, or other reorganization between or involving such other companies and the Company or any of its Affiliates.

5.	Number of Shares Reserved under the Plan

5.1	The number of Shares that may be reserved for issuance pursuant to the exercise of Options granted under the Plan is limited as follows:

(a)	the maximum aggregate number of Shares issuable pursuant to the exercise of Options granted under the Plan (together with those Shares which may be issued pursuant to any other security-based compensation plan of the Company or any other options for services granted by the Company) shall be a maximum of ten percent (10%) of the number of issued and outstanding Shares at the date of grant, provided that:

(i)	if any Option subject to the Plan is forfeited, expires, is terminated or is cancelled for any reason whatsoever (other than by reason of the exercise thereof, in which case the Shares issuable pursuant to the exercise of such Option shall be automatically “reloaded” and available for future issuance pursuant to the exercise of Options granted subsequent to such exercise), the Shares otherwise issuable upon the exercise of such Option shall remain available for issuance pursuant to the exercise of Options granted subsequent to the date of such forfeiture, expiry or termination; and

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(ii)	such maximum number of Shares shall be appropriately adjusted in the event of any subdivision or consolidation of the Shares; and

(b)	if and for so long as the Shares are listed on the TSX:

(i)	the maximum aggregate number of Shares that may be reserved for issuance pursuant to the exercise of Options granted under the Plan (together with those Shares which may be issued pursuant to any other security-based compensation plan of the Company or any other options for services granted by the Company) shall not exceed ten percent (10%) of the issued and outstanding number of Shares; and

(ii)	the maximum aggregate number of Shares issued pursuant to the exercise of Options granted to Insiders under the Plan (together with those Shares which may be issued pursuant to any other security-based compensation plan of the Company or any other options for services granted by the Company) within a twelve (12) month period shall not exceed ten percent (10%) of the issued and outstanding number of Shares.

6.	Number of Optioned Shares per Option

6.1	Subject always to the limitations in subsection 5.1, the number of Optioned Shares under an Option shall be determined by the Committee, in its discretion, at the time such Option is granted, taking into consideration the Optionee’s present and potential contribution to the success of the Company and taking into account all other Options then held by such Optionee.

7.	Price

7.1	The exercise price per Optioned Share under an Option shall be determined by the Committee, in its discretion, at the time such Option is granted, but such price shall be fixed in compliance with the applicable provisions of the TSX Company Manual in force at the time of grant and, in any event, shall not be less than the closing price of the Shares on the TSX on the trading day immediately preceding the day on which the Option is granted (provided that if there are no trades on such day then the last closing price within the preceding ten trading days will be used, and if there are no trades within such ten-day period, then the simple average of the bid and ask prices on the trading day immediately preceding the day of grant will be used). The exercise price at which, and the number of optioned securities for which, an outstanding Option may be exercised following a subdivision or consolidation of the Shares shall be subject to adjustment in accordance with section 11.

7.2	The exercise price per Optioned Share under an Option may be reduced at the discretion of the Committee if:

(a)	at least six (6) months has elapsed since the later of the date such Option was granted and the date the exercise price for such Option was last amended; and

(b)	shareholder approval (including, if required by the TSX, disinterested shareholder approval) is obtained for such reduction in the exercise price under an Option;

provided that none of the conditions in this subsection 7.2 will apply in the case of an adjustment made under subsection 5.1(a)(ii) or section 11.

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8.	Option Period and Exercise of Options

8.1	The Option Period for an Option shall be determined by the Committee at the time the Option is granted and may be up to ten (10) years from the date the Option is granted; provided, however, that the Option Period for any Option granted to an Optionee who is an Employee, Officer, Director, Management Company Employee or Consultant shall expire ninety (90) days after the Optionee ceases to be in at least one of those categories. At the time an Option is granted, the Committee may determine that the Option Period with respect to that Option shall, in the event of the termination or death of the applicable Optionee, be different than the Option Period provided for in this subsection 8.1 and, in the event of such a determination, the Option Agreement for such Option shall contain provisions which specify the events and time limits related to that determination. Subject to the applicable maximum Option Period provided for in this subsection 8.1 and subject to applicable regulatory requirements and approvals, the Committee may extend the Option Period of an outstanding Option beyond its original expiration date, provided that shareholder approval (including, if required by the TSX, disinterested shareholder approval) is obtained for any extension of the Option Period of an outstanding Option.

8.2	The Committee may determine when any Option will become exercisable and may determine that the Option shall be exercisable in instalments.

8.3	If there is a takeover bid or tender offer made for all or any of the issued and outstanding Shares, then the Board may, in its sole and absolute discretion and if permitted by applicable legislation and the policies and rules of any stock exchange or regulatory body having jurisdiction over the securities of the Company, unilaterally determine that outstanding Options, whether fully vested and exercisable or subject to vesting provisions or other limitations on exercise, shall be conditionally exercisable in full to enable the Optioned Shares subject to such Options to be conditionally issued and tendered to such bid or offer, subject to the conditions that if the bid or offer is not duly completed the exercise of such Options and the issue of such Shares will be rescinded and nullified and the Options, including any vesting provisions or other limitations on exercise which were in effect will be re-instated.

8.4	The vested portions of Options will be exercisable, in whole or in part, at any time after vesting. If an Option is exercised for fewer than all of the Optioned Shares for which the Option has then vested, the Option shall remain in force and exercisable for the remaining Optioned Shares for which the Option has then vested, according to the terms of such Option.

8.5	The exercise of any Option will be contingent upon receipt by the Company of payment in full for the exercise price of the Shares being purchased in cash by way of certified cheque or bank draft. Neither an Optionee nor the legal representatives, legatees or distributees of such Optionee will be, or will be deemed to be, a holder of any Shares subject to an Option under the Plan unless and until certificates for such Shares are issuable to the Optionee or such other persons pursuant to the Option or the Plan.

8.6	Notwithstanding the provisions of subsection 8.1 or the expiry date of an Option determined in accordance with this Plan, if the expiry date of an Option would otherwise fall during or within ten days after the end of a blackout period imposed on the Optionee by the Company (a “Blackout Period”), the expiry date of such Option shall, without any further action by the Board or Committee, be extended to the close of business on the tenth business day after the end of such Blackout Period.

9.	Stock Option Agreement

9.1	Upon the grant of an Option to an Optionee, the Company and the Optionee shall enter into an Option Agreement setting out the number of Optioned Shares subject to the Option, the Option Period and, if applicable, the vesting schedule for the Option, and incorporating the terms and conditions of the Plan and any other requirements of regulatory authorities and stock exchanges having jurisdiction over the securities of the Company, together with such other terms and conditions as the Committee may determine in accordance with the Plan.

10.	Effect of Termination of Employment or Death

10.1	An outstanding Option shall remain in full force and effect and exercisable according to its terms for the Option Period notwithstanding that the holder of such Option ceases to be an Employee, Officer, Director, Management Company Employee or Consultant of the Company for any reason, including death, subject always to subsection 8.1 and the express terms of the applicable Option Agreement. So long as the Shares are listed on the TSX (unless otherwise permitted by the TSX), the maximum period within which the heirs or administrators of a deceased Optionee may exercise any portion of an outstanding Option is one (1) year from the date of death or the balance of the Option Period, which ever is earlier.

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10.2	In the event of the death of an Optionee, an Option which remains exercisable may be exercised in accordance with its terms by the person or persons to whom such Optionee’s rights under the Option shall have passed under the Optionee’s will or pursuant to law.

11.	Adjustment in Shares Subject to the Plan

11.1	Following the date an Option is granted, the exercise price for and the number of Optioned Shares which are subject to an Option will be adjusted, with respect to the then unexercised portion thereof, by the Committee from time to time (on the basis of such advice as the Committee considers appropriate, including, if considered appropriate by the Committee, a certificate of the auditor of the Company) in the events and in accordance with the provisions and rules set out in this section 11, with the intent that the rights of Optionees under their Options are, to the extent possible, preserved notwithstanding the occurrence of such events. The Committee will conclusively determine any dispute that arises at any time with respect to any adjustment pursuant to such provisions and rules, and any such determination will be binding on the Company, the Optionee and all other affected parties.

11.2	The number of Optioned Shares to be issued on the exercise of an Option shall be adjusted from time to time to account for each dividend of Shares (other than a dividend in lieu of cash dividends paid in the ordinary course), so that upon exercise of the Option for an Optioned Share the Optionee shall receive, in addition to such Optioned Share, an additional number of Shares (“Additional Shares”), at no further cost, to adjust for each such dividend of Shares. The adjustment shall take into account every dividend of Shares that occurs between the date of the grant of the Option and the date of exercise of the Option for such Optioned Share. If there has been more than one such dividend, the adjustment shall also take into account that the dividends that are later in time would have been distributed not only on the Optioned Share had it been outstanding, but also on all Additional Shares which would have been outstanding as a result of previous dividends.

11.3	If the outstanding Shares are changed into or exchanged for a different number or kind of shares or into or for other securities of the Company or securities of another Company or entity, whether through an arrangement, amalgamation or other similar procedure or otherwise, or a share recapitalization, subdivision or consolidation, then on each exercise of the Option which occurs following such events, for each Optioned Share for which the Option is exercised, the Optionee shall instead receive the number and kind of shares or other securities of the Company or other Company into which such Option Share would have been changed or for which such Option Share would have been exchanged if it had been outstanding on the date of such event.

11.4	If the outstanding Shares are changed into or exchanged for a different number or kind of shares or into or for other securities of the Company or securities of another Company or entity, in a manner other than as specified in subsections 11.2 or 11.3, then the Committee, in its sole discretion, may make such adjustment to the securities to be issued pursuant to any exercise of the Option and the exercise price to be paid for each such security following such event as the Committee in its sole and absolute discretion determines to be equitable to give effect to the principle described in subsection 11.1, and such adjustments shall be effective and binding upon the Company and the Optionee for all purposes.

11.5	If the Company distributes, by way of a dividend or otherwise, to all or substantially all holders of Shares, property, evidences of indebtedness or shares or other securities of the Company (other than Shares) or rights, options or warrants to acquire Shares or securities convertible into or exchangeable for Shares or other securities or property of the Company, other than as a dividend in the ordinary course, then, if the Committee, in its sole discretion, determines that such action equitably requires an adjustment in the exercise price under any outstanding Option or in the number(s) of Optioned Shares subject to any such Option, or both, such adjustment may be made by the Committee and shall be effective and binding on the Company and the Optionee for all purposes.

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11.6	No adjustment or substitution provided for in this section 11 shall require the Company to issue a fractional share in respect of any Option. Fractional shares shall be eliminated.

11.7	The grant or existence of an Option shall not in any way limit or restrict the right or power of the Company to effect adjustments, reclassifications, reorganizations, arrangements or changes of its capital or business structure, or to amalgamate, merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

12.	Non-Assignability

12.1	Neither the Options nor the benefits and rights of any Optionee under any Option or under the Plan shall be assignable or otherwise transferable, except as specifically provided in subsection 10.2 in the event of the death of the Optionee. During the lifetime of the Optionee, all such Options, benefits and rights may only be exercised by the Optionee.

13.	Employment

13.1	Nothing contained in the Plan shall confer upon any Optionee, or any person employing a Management Company Optionee, any right with respect to employment or continuance of employment with, or the provision of services to, the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the Optionee’s employment or the services of any such person at any time. Participation in the Plan by an Optionee is voluntary.

14.	Regulatory Acceptances

14.1	Subject to the acceptance of any amendments to the Plan for filing by the TSX, the Committee is authorized to amend the Plan from time to time in accordance with the terms hereof in order to comply with any changes required from time to time by the TSX or any other regulatory authority having jurisdiction over the Company, whether as conditions to the acceptance for filing of the Plan or otherwise, provided that no such amendment will in any way derogate from the rights held by Optionees holding Options (vested or unvested) at the time thereof without the consent of such Optionees.

14.2	The obligation of the Company to issue and deliver Optioned Shares pursuant to the exercise of any Options granted under the Plan is subject to the acceptance of the Plan for filing by the TSX. If any Shares cannot be issued to any Optionee for any reason, including, without limitation, the failure to obtain such acceptance for filing, then the obligation of the Company to issue such Optioned Shares shall terminate and any amounts paid to the Company for such Optioned Shares shall be returned to the Optionee forthwith without interest or deduction.

15.	Securities Regulation and Tax Withholding

15.1	Where necessary to enable the Company to use an exemption from requirements to register Optioned Shares or file a prospectus or use a registered dealer to distribute Optioned Shares under securities laws applicable to the securities of the Company in any jurisdiction, an Optionee, upon the acquisition of any Optioned Shares by the exercise of Options and as a condition to such exercise, shall provide to the Committee such evidence as the Committee requires to demonstrate that the Optionee or recipient will acquire such Optioned Shares with investment intent (i.e. for investment purposes) and not with a view to their distribution, including an undertaking to that effect in a form acceptable to the Committee. The Committee may cause a legend or legends to be placed upon any certificates for the Optioned Shares to make appropriate reference to applicable resale restrictions, and the Optionee or recipient shall be bound by such restrictions. The Committee also may take such other action or require such other action or agreement by such Optionee or proposed recipient as may from time to time be necessary to comply with applicable securities laws. This provision shall in no way obligate the Company to undertake the registration or qualification of any Options or the Optioned Shares under any securities laws applicable to the securities of the Company.

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15.2	The Committee and the Company may take all such measures as they deem appropriate to ensure that the Company’s obligations under the withholding provisions under income tax laws applicable to the Company and other provisions of applicable laws are satisfied with respect to the issuance of Shares pursuant to the Plan or the grant or exercise of Options under the Plan.

15.3	Without limiting the generality of subsection 15.2, the Company shall have the right to deduct and withhold from any amount payable or consideration deliverable to a participant (a “Participant”), either under the Plan or otherwise, such amount or consideration as may be necessary to enable the Company to comply with the applicable requirements of any federal, provincial, state or local law, or any administrative policy of any applicable tax authority, relating to the deduction, withholding or remittance of tax or any other required deductions or remittances with respect to awards hereunder (“Withholding Obligations”). The Company shall also have the right in its discretion to satisfy any liability for any Withholding Obligations by withholding and selling, or causing a broker to sell, on behalf of any Participant such number of Shares issued to the Participant pursuant to an exercise of Options hereunder as is sufficient to fund the Withholding Obligations (after deducting commissions payable to the broker and other costs and expenses), or retaining any amount or consideration which would otherwise be paid, delivered or provided to the Participant hereunder. The Company may require a Participant, as a condition to granting an Option or the exercise of an Option, to make - such arrangements as the Company may in its discretion require so that the Company can satisfy applicable Withholding Obligations, including, without limitation (i) requiring the Participant to remit the amount of any such Withholding Obligations to the Company in advance; (ii) requiring the Participant to indemnify and reimburse the Company for any such Withholding Obligations; (iii) withholding and selling Shares acquired by the Participant under the Plan, or causing a broker to sell such Shares on behalf of the Participant, withholding from the proceeds realized from such sale the amount required to satisfy any such Withholding Obligations, and remitting such amount directly to the Company; or (iv) any combination thereof.

15.4	Any Shares of a Participant that are sold by the Company, or by a broker engaged by the Company (the “Broker”), to fund Withholding Obligations will be sold as soon as practicable in transactions effected on the exchange on which the Shares are then listed for trading, if any. In effecting the sale of any such Shares, the Company or the Broker will exercise its sole judgment as to the timing and manner of sale and will not be obligated to seek or obtain a minimum price. Neither the Company nor the Broker will be liable for any loss arising out of any sale of such Shares including any loss relating to the manner or timing of such sales, the prices at which the Shares are sold or otherwise. In addition, neither the Company nor the Broker will be liable for any loss arising from a delay in transferring any Shares to a Participant. The sale price of Shares sold on behalf of Participants will fluctuate with the market price of the Company’s shares and no assurance can be given that any particular price will be received upon any such sale.

15.5	Issuance of Common Shares or delivery of share certificates for Common Shares purchased pursuant to the Plan may be delayed, at the discretion of the Committee, until the Committee is satisfied that the applicable requirements of income tax laws and other applicable laws have been met.

16.	Amendment and Termination of Plan

16.1	Subject to the policies, rules and regulations of any lawful authority or regulatory body having jurisdiction over the Company (including the TSX or any other stock exchange on which the Shares may be listed), the Board may, at any time, without further action or approval by the shareholders of the Company, amend the Plan, or any Option or Option Agreement, for administrative purposes or in such other respects as it may consider advisable including without limitation to:

(a)           ensure that the Options granted hereunder will comply with any provisions respecting stock options under tax or other laws in force in any country or jurisdiction of which a Optionee to whom an Option has been granted may from time to time be resident or a citizen;

(b)           correct any defect or omission or reconcile any inconsistency in the Plan or any Option or Option Agreement;

(c)           change the vesting provisions of an Option or the Plan;

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(d)            subject to clause (m) below, change the termination provisions of an Option;

(e)            add or modify a cashless exercise feature providing for payment in cash or securities upon the exercise of Options;

(f)             ensure compliance with applicable laws or the requirements of the TSX or any regulatory body or stock exchange with jurisdiction over the Company;

(g)            add or change provisions relating to any form of financial assistance provided by the Company to participants under the Plan that would facilitate the purchase of securities under the Plan; and

provided that shareholder approval shall be obtained for any amendment that results in:

(h)           an increase in the numbers of Shares issuable pursuant to the exercise of Options granted pursuant to the Plan;

(i)            a change in the persons who qualify as eligible participants under subsection 4.1;

(j)            a reduction in the exercise price of an Option;

(k)           the cancellation and reissuance of any Option;

(l)            the extension of the term of an Option;

(m)          a change in the Insider participation limit contained in subsection 5.1(b);

(n)           Options becoming transferable or assignable other than for the purposes described in section 10; and

(o)           a change in the amendment provisions contained in this section 16.

16.2	No Shares shall be issued under any amendment to this Plan unless and until the amended Plan has been approved by the TSX;

16.3	The Plan may be abandoned or terminated in whole or in part at any time by the Board, except with respect to any Option then outstanding under the Plan;

16.4	The Board may not, without the consent of the applicable Optionee, alter or impair any of the rights or obligations under any Option then outstanding under the Plan.

17.	No Representation or Warranty

17.1	The Company makes no representation or warranty as to the future market value of any Shares or Optioned Shares.

18.	General Provisions

18.1	Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting or continuing in effect other compensation arrangements (subject to shareholder approval if such approval is required by TSX) and such arrangements may be either generally applicable or applicable only in specific cases.

18.2	The validity, construction and effect of the Plan, the grants of Options, the issue of Optioned Shares, any rules and regulations relating to the Plan any Option Agreement, and all determinations made and actions taken pursuant to the Plan, shall be governed by and determined in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

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18.3	If any provision of the Plan or any Option Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person, or Option and the remainder of the Plan and any such Option Agreement shall remain in full force and effect.

18.4	Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates and an Optionee or any other person.

18.5	Headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

19.	Term of the Plan

19.1	The Plan shall be effective as of August 22, 2006, subject to its approval by the shareholders of the Company and acceptance for filing by the TSX pursuant to section 14.

19.2	The Plan shall be effective until such date as the Board determines in its sole discretion and no Option shall be granted under the Plan after that date. Unless otherwise expressly provided in the Plan or in an applicable Option Agreement, the Option Period for any Option granted hereunder will, and any authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Option or to waive any conditions or rights under any such Option shall, continue after such termination.

Adopted by the Board:	August 22, 2006
Approved by the Shareholders:	September 22, 2006
Amended by the Board
(subject to Shareholder and TSX approval):	August 13, 2012
Approved by the Shareholders:	September 19, 2012
Amended by the Board	April 23, 2015
Amended by the Board	May 30, 2018

Suite 1570 200 Burrard Street Vancouver, BC Canada V6C 3L6

2024 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE-AND-ACCESS NOTIFICATION TO SHAREHOLDERS

You are receiving this notification because International Tower Hill Mines Ltd. (the “Company”) has decided to use the notice and access model for delivery of meeting materials for its 2024 Annual General and Special Meeting (“Meeting”) to its registered and beneficial shareholders. This Notice and Access Notification regarding the Meeting is prepared under the notice-and-access rules that came into effect on February 11, 2013 under National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer” and equivalent U.S. rules. Under notice and access, shareholders still receive a proxy or voting instruction form enabling them to vote at the Meeting. However, instead of a paper copy of the Notice of Meeting and Proxy Statement/Information Circular (“Proxy Statement”), shareholders receive this notice with information on how they may access such materials electronically. The use of this alternative means of delivery is more environmentally responsible as it will help reduce paper use and also will reduce the cost of printing and mailing materials to shareholders.

MEETING DATE AND LOCATION

Date & Time:	Wednesday, May 29, 2024 at 9:30 a.m. Pacific Daylight Time

Place:	Offices of McCarthy Tetrault LLP
Suite 2400 – 745 Thurlow Street
Vancouver, British Columbia
CANADA

You are strongly encouraged and advised to submit your proxy by the proxy deadline (9:30 a.m. Pacific Daylight Time / 12:30 p.m. Eastern Daylight Time) on Monday, May 27, 2024 rather than attending the meeting. A dedicated phone line (+1-866-832-4451 or +1-416-406-3844, access code 8766704) will be available for shareholders to listen to the meeting.

Only shareholders who own common shares of the Company at the close of business on the record date of April 11, 2024 may vote at the Meeting or any adjournment or postponement of the Meeting.

AT THE MEETING, SHAREHOLDERS WILL BE ASKED TO CONSIDER AND VOTE ON THE FOLLOWING MATTERS:

1.	Election of Directors: Shareholders will be asked to elect six (6) directors for the ensuing year. Information can be found in the “Proposal One - Election of Directors” section of the Proxy Statement.

2.	Appointment of Auditors: Shareholders will be asked to appoint Davidson & Company LLP as the Company’s independent auditors for the fiscal year ending December 31, 2024, and to authorize the Company’s directors to fix their remuneration. Information can be found in the “Proposal Two - Appointment of Auditors” section of the Proxy Statement.

3.	Advisory Vote on Compensation of NEOs: Shareholders will be asked to approve an advisory, non-binding resolution on the compensation of the Company’s named executive officers as described in the Proxy Statement. Information can be found in the “Compensation Discussion and Analysis” and “Proposal Three - Advisory Vote on Compensation of the Named Executive Officers” section of the Proxy Statement.

4.	Advisory Volte on Re-Approval of 2017 Deferred Share Unit Incentive Plan: Shareholders will be asked to re-approve the Company’s 2017 Deferred Share Unit Incentive Plan, and approve any unallocated options thereunder. Information can be found in the “Proposal Four – Re-Approval of 2017 Deferred Share Unit Incentive Plan” section of the Proxy Statement.

5.	Advisory Vote on Re-Approval of 2006 Incentive Stock Option Plan: Shareholders will be asked to re-approve the Company’s 2006 Incentive Stock Option Plan, and approve any unallocated options thereunder. Information can be found in the “Proposal Five – Re-Approval of 2006 Incentive Stock Option Plan” section of the Proxy Statement.

6.	Other Business: Shareholders may be asked to consider other items of business that may be properly brought before the Meeting. Information respecting the use of discretionary authority to vote on any such other business can be found in the “Proxy Instructions” section of the Proxy Statement.

SHAREHOLDERS ARE REMINDED TO VIEW THE MATERIALS FOR THE MEETING
PRIOR TO VOTING

WEBSITE WHERE MEETING MATERIALS ARE POSTED:

http://www.ithmines.com/investors/agm-materials/

Materials for the Meeting may also be viewed online at www.sedarplus.ca under the Company’s profile.

HOW TO OBTAIN PAPER COPIES OF THE MEETING MATERIALS:

Shareholders may request that paper copies of the materials for the Meeting be sent to them by postal delivery at no cost to them by either calling the Company at 1-855-428-2825 (toll free) or by sending a written request to our offices at the address below:

Suite 200 – 506 Gaffney Road

Fairbanks, Alaska

USA 99701

Attention: Corporate Secretary

Shareholders may also access the materials for the Meeting through the internet by going to the Company’s website at: http://www.ithmines.com/investors/agm-materials/ or by sending an email to RSolie@ithmines.com or DEvans@ithmines.com and requesting a copy be sent to them by e-mail.

Requests may be made up to one (1) year from the date the Proxy Statement was filed on SEDAR, but requests should be received at least five (5) business days in advance of May 27, 2024, being the proxy cut-off date for voting at the Meeting, in order to receive the materials for the Meeting in advance of the proxy cut-off date for the Meeting.

VOTING:

Registered shareholders are asked to return their proxies using one of the following methods at least one (1) business day in advance of May 27, 2024, being the proxy cut-off date for the Meeting:

INTERNET:	www.investorvote.com

TELEPHONE:	1-866-732-VOTE (8683) Toll Free

MAIL:	Computershare Investor Services Inc., Proxy Dept.
100 University Avenue, 8th Floor, Toronto, Ontario, CANADA

Non-registered holders are asked to use the Voting Instruction Form provided by Computershare or Broadridge, as applicable, and RETURN IT TO COMPUTERSHARE OR BROADRIDGE, as applicable (not to the Company), or vote through the Internet or by telephone as indicated on the Voting Instruction Form, in each case as soon as practicable to ensure that it is transmitted on time. It must be received by Computershare or Broadridge, as applicable, with sufficient time for them to file a proxy by the proxy deadline of May 27, 2024.

Shareholders with questions about notice-and-access can email the Company at DEvans@ithmines.com.

INTERNATIONAL TOWER HILL MINES LTD.

(the “Company”)

Request for Financial Statements

In accordance with National Instrument 51-102 – Continuous Disclosure Obligations, registered and beneficial shareholders may elect annually to receive a copy of our annual financial statements and corresponding management discussion and analysis (“MD&A”) or interim financial statements and the corresponding MD&A, or both.

If you wish to receive these documents this year, please return this completed form to:

INTERNATIONAL TOWER HILL MINES LTD.

Suite 1570 – 200 Burrard Street

Vancouver, BC V6C 3L6

or fax to (604) 408-7499

You will not automatically receive copies of the financial statement(s) unless this card is completed and returned. Copies of previously issued annual and quarterly financial statements and related MD&A are available to the public on the SEC website at www.sec.gov and on the SEDAR website at www.sedar.com

I HEREBY CERTIFY that I am a registered and/or beneficial holder of the Company, and as such, request that my name be placed on the Company’s Mailing List in respect to its annual and/or interim financial statements and the corresponding MD&A for the current financial year.

Please send me:

☐ Interim Financial Statements with MD&A

☐ Annual Financial Statements with MD&A

PLEASE PRINT

FIRST NAME	LAST NAME

ADDRESS

CITY	PROVINCE/STATE	COUNTRY	POSTAL/ZIP CODE

EMAIL	SIGNATURE OF SHAREHOLDER

DATE

PREFERRED METHOD OF COMMUNICATION: Email: ______or Mail: _____

CUSIP: 46050R102	May 2024

Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 9:30 AM, Pacific Daylight Time / 12:30 PM, Eastern Daylight Time on Monday May 27, 2024. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. • Call the number listed BELOW from a touch tone telephone. • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. INTERNATIONAL TOWER HILL MINES LTD. Form of Proxy - Annual General And Special Meeting to be held on May 29, 2024 01ZUFA This Form of Proxy is solicited by and on behalf of Management. Fold Fold CONTROL NUMBER 8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com To Vote Using the Telephone To Vote Using the Internet Holder Account Number Security Class 1-866-732-VOTE (8683) Toll Free

I/We being holder(s) of securities of International Tower Hill Mines Ltd. (the “Company”) hereby appoint: Karl Hanneman, the Chief Executive Officer (the “Management Nominee”) Appointment of Proxyholder OR as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General and Special Meeting of shareholders of International Tower Hill Mines Ltd. to be held at the offices of McCarthy Tetrault LLP, Suite 2400 – 745 Thurlow Street, Vancouver, British Columbia, on Wednesday May 29, 2024 9:30 AM (Pacific Daylight Time) and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting. Shareholders are strongly encouraged to vote their Common Shares in advance of the Meeting rather than attending in person. Instructions for voting your Common Shares in advance of the Meeting by mail, telephone or through the Internet are detailed in the accompanying Information Circular/Proxy Statement. Shareholders who wish to observe proceedings at the Meeting will be able to join the Meeting by conference call at +1-866-832-4451 or +1-416-406-3844, access code 8766704. The only matters addressed at the Meeting will be the formal business of the Meeting described in this Notice. There will not be a follow-up corporate presentation or question period provided by management or the Chair of the Board. 01. Anton Drescher For Withhold 04. Marcelo Kim 02. Karl Hanneman For Withhold 05. Edel Tully 03. Stuart Harshaw For Withhold 06. Thomas Weng 2. Appointment of Auditors Appointment of Davidson & Company LLP as Auditors of the Company for the fiscal year ending December 31, 2024 and authorizing the Directors to fix their remuneration. For Withhold 3. Advisory Vote on Compensation of NEOs To approve the compensation paid to the Company’s NEOs on an advisory non-binding basis. 4. Re-Approval of 2017 Deferred Share Unit Incentive Plan To re-approve the Company’s 2017 Deferred Share Unit Plan and approve any unallocated deferred shares units or entitlements issuable pursuant to such plan. 5. Re-Approval of 2006 Incentive Stock Option Plan To re-approve the Company’s 2006 Incentive Stock Option Plan and approve any unallocated options thereunder. For Against For Against For Against 1. Election of Directors Signature of Proxyholder I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management. MM / DD / YY Signature(s) Date 364894 AR0 01ZUGA Fold Fold ITHQ